EXHIBIT 99.1


                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 29th day of November, 1999 by and among CHEMFAB CORPORATION, a Delaware corporation ("CHEMFAB" or the "Borrower"), those wholly-owned subsidiaries of CHEMFAB now or hereafter listed in Exhibit A hereto which are presently or hereafter become signatories hereof by executing and delivering a counterpart signature page hereto to the Agent (the "Subsidiaries", and with CHEMFAB, the "Borrowers") and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership ("BBH&Co"), as a Lender (as defined below), and as Agent (as defined below) for itself and the other Lenders, FLEET BANK NH, a banking corporation organized under the laws of New Hampshire ("Fleet"), CITIZENS BANK NEW HAMPSHIRE, a banking corporation organized under the laws of New Hampshire ("Citizens"), BANK OF NEW HAMPSHIRE, a banking corporation organized under the laws of New Hampshire ("BNH") and the other Lenders from time to time party hereto.

         ss.1. DEFINITIONS AND RULES OF INTERPRETATION.

     ss.1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

                  Adjusted Tangible Net Worth. Means Borrowers' Tangible Net Worth net of intangible assets acquired in the UroQuest Transaction. After the UroQuest Transaction, Adjusted Tangible Net Worth shall mean Borrowers' Tangible Net Worth, reduced by the amount of intangible assets acquired up to and including the UroQuest Transaction, but not including any intangible assets acquired in connection with any subsequent acquisitions.

                  Affected Lender.  The meaning specified in ss.17.4.

                  Affiliate. As applied to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the third degree, any managing member, director or officer of such Person, any corporation, association, firm or other entity of which such Person is a managing member, director or officer and any other Person direct or indirectly controlling, controlled by or under direct or indirect common control with such Person.

                  Agent. BBH&Co in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to ss.12.8.

                  Authorized Share Repurchases. The meaning specified in ss.7.8.

                  Available Revolving Commitment. The Total Revolving Commitment less the sum of the outstanding principal amounts advanced as Revolving Credit Loans.

                  Base Rate. For any date, a rate per annum equal to the higher of (i) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (.50%) or (ii) the annual rate of interest publicly announced from time to time by the Agent as its "commercial base rate" in effect on such day.

                  Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

                  Base Rate Margin.  The meaning specified in ss.2.6(a).

                  Basis Point. One one hundredth of one percent.

                  Borrower.  CHEMFAB CORPORATION.

                  Borrowers. The Borrower and its wholly-owned Subsidiaries which are now or hereafter become parties to this Credit Agreement.

                  Breakage Costs. With respect to any LIBOR Loan or EURIBOR Loan means, the product of (i) the amount of the LIBOR Loan or EURIBOR Loan which is pre-paid or failed to be borrowed (after presentation by the borrower of a LIBOR or EURIBOR Loan Request) times (ii) the difference between the existing effective rate on such LIBOR Loan or EURIBOR Loan and the rate at which the Agent determines that the amount of any such Loan can be placed in the London Interbank Market, EURO Interbank Market or in United States Government Securities (whichever rate is higher) for the remainder of the Interest Period times (iii) the number of days until the expiration of the Interest Period divided by 360, plus any other costs and expenses which Lenders incur resulting from the Borrowers' prepayment of, or failure to borrow such Loan.

                  Business Day. With respect to transactions between the Borrowers and the Lenders, any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Loans and EURIBOR Loans, a day which is a LIBOR Business Day, and with respect to transactions among the Lenders, any day on which banking institutions in the respective jurisdictions of the Lenders are open for the transaction of banking business.

                  Capital Expenditures. Any payment made directly or indirectly by the Borrowers for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the Consolidated fixed asset account of Borrowers, including without limitation amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of Borrowers thereunder would be required by GAAP to be capitalized and shown as liabilities on the Consolidated balance sheet of the applicable Borrower.

                  Capitalization. As of the date of any determination thereof, the sum of (a) Tangible Net Worth and (b) Indebtedness of Borrowers on a Consolidated basis.

                  Capitalized Leases. Leases under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

                  Cash Flow. For any period, means Borrowers' EBITDA minus non-financed Capital Expenditures and cash taxes paid during such period.

                  Change in Control. Shall be deemed to have occurred if any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 50%, on a fully-diluted basis, of the aggregate ordinary voting power of any Borrower.

                  Closing Date. The first date on which the conditions set forth in ss.10 and ss.11 have been satisfied and any Loans are made.

                  Code.  The Internal Revenue Code of 1986, as amended.

                  Commitment. As to any Lender, such Lender's portion of the Total Commitment equal to such Lender's Percentage.

                  Commitment Fee.  The meaning specified in ss.2.2(a)

                  Compliance Certificate. The certificate described in ss.6.2(f)

                  Consolidated. With reference to any term herein, shall mean that term as applied to the accounts of Borrowers consolidated with their Subsidiaries in accordance with GAAP.

                  Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto, as the same may be modified or amended hereafter.

                  Current Lines of Business. The lines of business conducted by the Borrower on the Closing Date, giving effect to the UroQuest Transaction, and any business and activities incidental thereto, including: the design, manufacture, fabrication, marketing, sale and distribution of polymer-based engineered products for specialized operating environments, including the manufacturing of fluoropolymer composites, fluoroplastics, fluoroelastomers, silicone elastomers and adhesives, and products such as laminates, films, coated fabrics, tapes, seals, diaphragms, gaskets, sleeves, tubing and medical devices and assemblies.
                  Debt Coverage Ratio.  The meaning specified in ss.2.6(a).

                  Dollars or $. Dollars in lawful currency of the United States of America.

                  Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.2.8.

                  EBITDA. For any period, the Consolidated Net Income of Borrowers for such period adjusted by adding back thereto amounts deducted in computing such Consolidated Net Income in respect of (a) Interest Expense of Borrowers, (b) taxes in respect of income and profits of Borrowers and (c) depreciation and amortization of Borrowers.

                  Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, or with respect to which any Borrower or any ERISA
Affiliate has actual or contingent liability, in each case other than a Multiemployer Plan.

                  Environmental  Laws. Any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental authority, relating in any way to the environment, preservation or reclamation of natural resources or human exposure to or the management or Release or threatened Release of any Hazardous Material.

                  ERISA. The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under Section 414 of the Code or Section 4001 of ERISA.

                  ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

                  EURIBOR. With respect to any EURIBOR Loan for any Interest Period, EURIBOR means the EURO Interbank Offered Rate sponsored by the European Banking Federation among 57 EURO zone banks, as determined by the Agent at approximately 11:00 a.m. Boston time three (3) Business Days prior to the date upon which the Interest Period is to commence, which determination by the Agent shall, in the absence of manifest error, be conclusive. In the event that such rate is not available at such time for any reason, the "EURIBOR" with respect to such EURIBOR Loan for such Interest Period shall be the rate at which EURO-denominated deposits of the equivalent of US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent (or, if the Agent does not have such an office, such office of any other Lender, as selected by the Agent) in immediately available funds through the European Banking Federation at approximately 11:00 a.m., London time, three
(3) Business Days prior to the commencement of such Interest Period.

                  EURIBOR Loan. Loans bearing interest calculated by reference to the EURIBOR.

                  EURIBOR Margin. The meaning specified in ss.2.6 (a).


                  Euro. Means the official currency established by the European Banking Federation among 57 EURO zone banks.

                  Event of Default.  The meaning specified in ss.9.1.

                  Facility Fee. A fee in the amount of 10 Basis Points times the Total Commitment, which Facility Fee is due and payable to the Agent for the ratable benefit of the Lenders on the Closing Date, in proportion to each Lender's Commitment, and which Facility Fee is deemed to be fully earned and non-refundable on the Closing Date.

                  Federal Funds Effective Rate. For any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  GAAP. Generally accepted accounting principles in the United States of America.

                  Guaranteed Pension Plan. Any Employee Benefit Plan, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA.

                  Hazardous Materials. All explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls or materials or equipment containing polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon a Person's balance sheet as liabilities, including: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired by such Person subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of Capitalized Leases; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness owed by others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

                  Interest Expense. For any period, the aggregate amount (determined in accordance with GAAP) of interest paid or payable during such period by any Person in respect of all Indebtedness for borrowed money, Capitalized Leases and the deferred purchase price of property.

                  Interest Payment Date. (a) As to any Base Rate Loan, the last business day of each calendar month and any date on which such Base Rate Loan is converted to a LIBOR Loan or a EURIBOR Loan; and (b) as to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period relating to such LIBOR Loan or EURIBOR Loan; provided, that in the event that such Interest Period is more than 90 days, each 90th day during such Interest Period and the last day of such Interest Period.

                  Interest Period. With respect to each LIBOR Loan or EURIBOR Loan, the period of one, two, three or six months, as selected by any Borrower commencing on the Drawdown Date of such LIBOR Loan or EURIBOR Loan; provided that the foregoing provisions relating to Interest Periods are subject to the following:

                           (a) if any Interest Period would otherwise end on a
day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day; and

                           (b) the  Borrowers  shall not be  entitled to convert
any Loan to a LIBOR Loan or a EURIBOR Loan with an Interest Period that would extend beyond the Maturity Date.

                  Investments. All expenditures made and all liabilities incurred (contingently or otherwise), without duplication, for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

                  Lenders. Each Person which may from time to time own a Percentage of the Total Commitment, including BBH&Co in its capacity as a Lender; provided, however that the term "Lender" shall not include any Participant.

                  LIBOR. With respect to any LIBOR Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two
(2) Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, the "LIBOR" with respect to such LIBOR Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent (or, if the Agent does not have such an office, such office of any other Lender, as selected by the Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

                  LIBOR Business Day. Any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits or in EURO deposits) in London, England.

                  LIBOR Loans. Loans bearing interest calculated by reference to the LIBOR.

                  LIBOR Margin. The meaning specified in ss.2.6.

                  Licenses.  The meaning specified in ss.5.5.

                  Loan  Documents.   This  Credit  Agreement,  the  Notes,  each
subordination agreement, any interest rate swap or other interest rate protection agreements, and any other document, instrument or agreement executed and delivered in connection herewith.

                  Loan Request.  The meaning specified in ss.2.7.


                  Loans.  The Term Loan and the Revolving Credit Loans.

                  Material Adverse Change. A deterioration since Borrowers' June 30, 1999 fiscal year end financial statements in the quality or value of the business or assets, or in the financial condition, income or prospects of the Borrowers on an individual or consolidated basis, whether such is the result of:
(i) general economic or weather conditions affecting one or more of the industries in which Borrowers and/or the Subsidiaries are engaged, (ii) difficulties in obtaining supplies and raw materials, (iii) fire, flood or other natural calamities, (iv) environmental claims, litigation, remediation or pollution, (v) regulatory changes, judicial decisions, war or other governmental actions, or (vi) any other event or development whether or not related to those enumerated herein.

                  Maturity Date. Five years from the Closing Date with respect to the Term Loan and five years from the Closing Date with respect to the the Revolving Loans, subject to extension pursuant to ss.2.4.

                  Moody's . Moody's Investors Service, Inc.

                  Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate or with respect to which any Borrower or any ERISA Affiliate has actual or contingent liability.

                  Net Income. Income (or loss), excluding extraordinary items of income, of a Person for the period in question (taken as a cumulative whole), after all operating expenses, reserves and other proper deductions (including any minority interest expense), all determined in accordance with GAAP. For purposes hereof, the Consolidated Net Income of Borrowers shall include the Net Income of any other Person acquired prior to the date that it either becomes a Subsidiary of Borrowers, is merged into or consolidated with Borrowers, or such other Person's assets are assigned, directly or indirectly to Borrowers, provided that, in the case of each of the foregoing, (i) the Net Income of such other Person shall only be so included to the extent that such Net Income is attributable to such other Person or to such assets as are acquired from such other Person for the relevant period, all to the satisfaction of the Required Lenders, and (ii) any discrepancies in accounting treatment between Borrowers and such other Person are conformed so as to make the foregoing determination to the satisfaction of the Required Lenders.

                  Notes.  The Term Note and the Revolving Credit Note.

                  Obligations. All indebtedness, obligations and liabilities of Borrowers to the Lenders, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof.

                  Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

                  Participant.  The meaning specified in ss.17.3.

                  PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

                  Percentage.  The meaning specified in ss.2.1(a).

                  Permitted Liens.  The meaning specified in ss.7.2.

                  Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, organization, business, or other legal entity, and any government or any governmental agency or political subdivision thereof

                  Projections. Borrowers' forecasted balance sheets and statements of income and surplus and cash flow, all prepared on a basis consistent with Borrowers' historical financial statements, together with appropriate supporting details and statements of underlying assumptions.

                  Qualified Plan. A pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the IRC which any Borrower or any ERISA Affiliate sponsors, maintains, or to which any such Person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

                  Record. The grid attached to the Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Revolving Credit Loan referred to in the Revolving Credit Note.

                  Release. Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                  Replacement Lender.  The meaning specified in ss.17.4.

                  Required Lenders. Any two or more Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the amounts Outstanding on the Loans or, if no amounts are Outstanding hereunder, of the Percentages of the Total Commitment.

                  Revolving Credit Loan. A revolving credit loan made pursuant to ss.2.1 (b).

                  Revolving Credit Note.  The meaning specified in ss.2.4.

                  Revolving Loan Commitment. The meaning specified in ss.2.1.

                  S&P. Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc.

                  Senior Debt. All Indebtedness of a Person and its Subsidiaries (without duplication) in respect of borrowed money, Capitalized Leases and the deferred purchase price of property, but exclusive of Subordinated Debt.

                  Several  Borrower(s).  Any of the Borrowers listed in Schedule
4.10 hereto whose liability to the Lenders shall be several and not joint and several to the extent provided in ss.4.10.

                  Subordinated Debt: (a) The existing Indebtedness of Borrowers which is designated as "Subordinated Debt" in Schedule 5.8 attached hereto, and
(b) any other Indebtedness of Borrowers which matures in its entirety after the Maturity Date of the Loans (as the same may be extended by the Lenders) and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Debt) is made subordinate and junior in right of payment to the Notes and to Borrowers' other obligations to the Lenders hereunder by provisions reasonably satisfactory in form and substance to the Required Lenders and their counsel.

                  Subsidiary. Any partnership, corporation, association, trust, or other business entity of which any Borrower shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding Voting Interests.

                  Tangible Net Worth. As of the date of any determination thereof, the difference of: (a) Borrowers' stockholders'equity; minus (b) the sum of: (i) all intangible assets of Borrower; and (ii) all amounts due to Borrower from any of its Affiliates(other than any other Borrower), in each case calculated on a Consolidated basis.

                  Term Loan. The term loan made in accordance with ss.2.1(c).

                  Term Loan Commitment. The meaning specified in ss.2.1.

                  Term Note. The meaning specified in ss.2.5.

                  Total Commitment. The sum of the Revolving Commitment and the Term Loan Commitment.

                Unfunded Benefit Liability. The excess of a Qualified Plan's or a multiemployer Plan's benefit liabilities (as defined in Section 4001 (a)(I 6) of ERISA) over the current value of such plan's assets, determined in accordance with the assumptions used by the plan's actuaries for funding the plan pursuant to Section 412 of the Code for the applicable plan year.

                UroQuest  Medical  Corporation  or  UroQuest.   The  surviving
corporation of the statutory merger between Borrower's wholly-owned subsidiary, Urok Acquisition Corp. and UroQuest Medical Corporation pursuant to that Agreement and Plan of Merger among such corporations and the Borrower dated as of June 3, 1999.

                UroQuest Transaction. The transactions contemplated by that Agreement and Plan of Merger among Urok Acquisition Corp. and UroQuest Medical Corporation and the Borrower dated as of June 3, 1999.

                Voting Interests. Stock or similar interests, of any class or classes (however designated) the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the partnership, corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         ss.1.2. Rules of Interpretation.

                           (a) A reference to any  document or  agreement  shall
include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                           (b) The  singular  includes the plural and the plural
includes the singular.

                           (c) A reference to any law includes any  amendment or
modification to such law unless otherwise expressly stated.

                           (d) A reference to any Person  includes its permitted
successors and permitted assigns.

                           (e)  Accounting  terms not otherwise  defined  herein
have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                           (f) The words  "include",  "includes" and "including"
are not limiting.

                           (g)  Reference to a  particular  "ss." refers to that
section of this Credit Agreement unless otherwise indicated.

                           (h) The words  "herein",  "hereof",  "hereunder"  and
words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                           (i) Except as otherwise  expressly  provided herein,
all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies the Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the date hereof or in the application thereof on the operation of such provision and the Required Lenders agree (or if the Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

             ss.2. THE CREDIT FACILITIES.

             ss.2. 1. Amounts and Terms of the Facilities.

                  (a)  Commitments.  The Borrower wishes to
establish for the benefit of the Borrowers (i) a revolving credit facility with the Lenders in an aggregate principal amount at any one time outstanding not in excess of $30,000,000 (as such amount may be reduced from time to time pursuant to ss.2.3) and (ii) a term loan facility in the maximum initial principal amount of $30,000,000 as further described in ss.2.1(c) . Each Lender is severally willing to fund its Percentage of Commitment of such revolving credit and term loan facilities on behalf of the Borrowers, subject to the terms and conditions hereafter set forth, in the aggregate maximum amounts at any one time outstanding set forth opposite each Lender's name and in the respective percentages set forth opposite each Lender's name which shall be applicable to such revolving credit facility and such term loan facility hereunder (hereinafter referred to as such Lender's "Percentage"). Each Lender's obligation to make Revolving Credit Loans, to fund the Term Loan and to purchase interests in the Loans in accordance with this ss.2.1(b) and ss.2.1(c) shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, Borrowers or any other Person for any reason whatsoever arising other than under the Loan Documents or applicable law, (B) the occurrence or continuance of any Event of Default or any event which, with the giving of notice or passage of time or both would constitute an Event of Default, but only if the Required Lenders have agreed not to terminate the Borrowers' right to request Loans hereunder, (C) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this Credit Agreement on the date upon which such interest is to be purchased, which conditions have been waived by the Required Lenders, or by all of the Lenders, in the case of conditions precedent which may only be waived by all of the Lenders pursuant to ss.25, or (D) any other circumstance, happening or event whatsoever which the Agent, the Required Lenders or all of the Lenders (as applicable under this Credit Agreement) has determined shall not affect the Borrowers' right to request Loans under this Credit Agreement, whether or not similar to any of the foregoing. If any Lender does not make available to the Agent the amount required pursuant to ss.2.1(b) or ss.2.1(c), the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of nonpayment until such amount is paid in full (the "Non-payment Period") at a rate equal to the overnight federal funds rate for the Non-payment Period plus the applicable LIBOR or EURIBOR Margin, as set forth in ss.2.6(a).

                      Revolving               Term Loan        Percentage of
Lender                Commitment              Commitment         Commitment

BBH&Co                $ 7,500,000           $ 7,500,000             25.0%
FLEET                 $ 7,500,000           $ 7,500,000             25.0
CITIZENS              $ 7,500,000           $ 7,500,000             25.0
BNH                   $ 7,500,000           $ 7,500,000             25.0

TOTAL                 $30,000,000           $30,000,000            100.00%

                  (b) Revolving Loans. Subject to the terms and conditions set forth in this Credit Agreement, each Lender hereby agrees to fund its Percentage of the Revolving Loan Commitment in favor of Borrowers in the individual principal amount set forth above. Each Lender agrees to lend to Borrowers, and Borrowers may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date, upon notice by the requesting Borrower to the Agent given in accordance with ss.2.7, such sums as are requested by such requesting Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Percentage of the Available Revolving Commitment; provided; however, that the proceeds of any and all borrowings and reborrowings hereunder shall be used solely for the purposes described in ss.5.16. All Revolving Credit Loans shall be made as LIBOR Loans, EURIBOR Loans or Base Rate Loans, at the requesting Borrower's option, subject to the provisions of this Credit Agreement relative to LIBOR and EURIBOR Loans. Base Rate Loans may be converted to LIBOR Loans or EURIBOR Loans; and LIBOR Loans and EURIBOR Loans may be continued or converted to Base Rate Loans under the circumstances, and subject to the conditions, specified in ss.2.8. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by Borrowers that the conditions set forth in ss.10 and ss.11, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

                  (c) The Term Loan. On the Closing Date each of the Lenders shall severally lend to the Borrower such Lender's Percentage of the Term Loan Commitment in accordance with a written borrowing request from the Borrower pursuant to ss.2.7. Substantially all of the proceeds of the Term Loan Commitment shall be used by the Borrower only in connection with the UroQuest Transaction, although up to five (5%) percent of the proceeds may be used to pay off existing revolving credit obligations of the Borrowers (the "Permitted Term Loan Uses"). The Term Loan may consist of one or more LIBOR Loans, EURIBOR Loans or Base Rate Loans, at Borrowers' option, but in the absence of an election by Borrowers shall be Base Rate Loans. Base Rate Loans may be converted to LIBOR Loans or EURIBOR Loans; and LIBOR Loans and EURIBOR Loans may be continued or converted to Base Rate Loans under the circumstances, and subject to the conditions, specified in ss.2.8. Each request for a LIBOR Loan or EURIBOR Loan hereunder shall constitute a representation and warranty by Borrowers that the conditions set forth in ss.10 and ss.11, in the case of the initial Loans to be made on the Closing Date, and ss.11, in the case of all other Loans, have been satisfied on the date of such request.

         ss.2.2. Fees.

                  (a) Commitment Fee. The Borrowers agree to pay to the Agent for the ratable account of each Lender, on each date that Borrower delivers to the Agent a Compliance Certificate pursuant to ss.2.6(a) and, in the case of extension pursuant to ss.2.4, on the Maturity Date, a commitment fee (the "Commitment Fee") calculated at the applicable Commitment Commission (as determined from the chart in ss.2.6) on the daily average unused portion of such Lender's portion of the Available Revolving Commitment during the immediately preceding fiscal quarter of Borrowers (adjusted as appropriate for any reduction or termination of any portion of the Revolving Loan Commitment during the immediately preceding fiscal quarter or portion thereof). The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in arrears.

                  (b) Agent's Fees. The Borrowers agree to pay to the Agent, for the Agent's own account, such other fees as Borrowers and the Agent have heretofore agreed upon or may hereafter agree upon in writing.

                  (c) Facility Fee. On the Closing Date, the Borrowers shall pay to the Agent for the ratable account of each of the Lenders the Facility Fee.

        ss.2.3. Reduction of Commitments. Subject to the terms and conditions of ss.3, Borrowers shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Agent (which shall in turn give prompt written notice to each Lender) to reduce by $1,000,000 or a multiple of $1,000,000 in excess thereof or terminate entirely any portion of the Revolving Loan Commitment, pro rata in accordance with each Lender's Percentage, whereupon the Revolving Loan Commitment shall be reduced accordingly or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the ratable account of each Lender the full amount of any Commitment Fee payable pursuant to ss.2.2(a) then accrued on the amount of the reduction. No reduction of the Revolving Loan Commitment may be reinstated and no prepayment of the Term Loan may be reinstated or reborrowed.

         ss.2.4. Revolving Credit Notes. The Revolving Credit Loans made by the Lenders hereunder shall be evidenced by promissory notes of Borrowers in substantially the form of Exhibit B-1 attached hereto (collectively, the
"Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. The Revolving Credit Note shall be payable to the order of each Lender in principal amounts equal to such Lender's Percentage of the Revolving Loan Commitment, plus interest accrued thereon, as set forth below. Borrowers irrevocably authorize the Lenders to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal or interest on the Revolving Credit Note, an appropriate notation on its Record or elsewhere in accordance with the Lenders' customary procedures reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment and the respective pro-rata allocations to each Lender in accordance with its respective Percentage. The Lenders shall record the outstanding amount of the Revolving Credit Loans on the Record or elsewhere in accordance with the Lenders' customary procedures as prima facie evidence of the principal amount thereof owing and unpaid to the Lenders, but the failure to record, or any error in so recording, any such amount on the Record or elsewhere in accordance with the Lenders' customary procedures shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Revolving Credit Note to make payments of principal of or interest on the Revolving Credit Note when due. The Revolving Credit Note shall be due and payable on the Maturity Date, provided that the Maturity Date may, with the approval of all of the Lenders, be extended annually thereafter for each of the next two (2) twelve-month periods following the Maturity Date, as follows. If the Borrowers wish to extend the Maturity Date for such one year periods, the Borrowers shall so notify the Agent in writing at least one hundred twenty (120) days prior to the scheduled Maturity Date (as such may have been previously extended). The Agent shall promptly communicate such extension request in writing to each of the Lenders who shall advise the Agent in writing no later than ninety (90) days from their receipt of such notice from the Agent whether such Lender elects to agree to such extension request. No Lender shall be deemed to have agreed to such extension of the Maturity Date unless it has consented thereto in writing.

         ss.2.5. Term Notes. The Term Loan shall be evidenced by promissory notes in the form attached hereto as Exhibit B-2 (collectively, the "Term Note"), payable to the order of each of the Lenders, dated as of the Closing Date and in the aggregate principal amount of $30,000,000.

         ss.2.6. Interest on Loans/Principal Repayment.

                  (a) Borrowers shall deliver to the Lenders on the Closing Date and on or before the 45th day immediately following the end of each fiscal quarter of Borrowers, or, as the case may be, ninety (90) days following the end of each fiscal year, a Compliance Certificate as described in ss.6.2(f) setting forth, among other covenant compliance calculations, the ratio of (i) the Consolidated Senior Debt of Borrower and its Subsidiaries for the immediately preceding fiscal quarter-end to (ii) Consolidated EBITDA and its Subsidiaries for the four (4) consecutive quarters ending on such fiscal quarter-end (the "Debt Coverage Ratio"). Loans shall bear interest at a rate per annum equal to the LIBOR, EURIBOR or Base Rate, as the case may be, plus the applicable margin set forth below based on the Debt Coverage Ratio (which margin is referred to, in the case of Base Rate Loans, as the "Base Rate Margin" and, in the case of LIBOR Loans or EURIBOR Loans, as the "LIBOR Margin" or "EURIBOR Margin" respectively, as applicable). Subject to subparagraph (b) below, each change in the applicable margin based on a change in the Debt Coverage Ratio shall be effective, with respect to all Loans outstanding on or after the date of delivery of a Compliance Certificate, from and including the date of delivery of such certificate until the date immediately preceding the next date of delivery of a Compliance Certificate indicating another such change. In the case of LIBOR and EURIBOR Loans, the effective margin calculations shall be made as of such effective date, with any payment adjustments to be made on the next Interest Payment Date.


Debt Coverage     Base Rate Margin     LIBOR and EURIBOR Margin     Commitment
                                                                    Commission

1.5<                       0                  100                       20
1.5 up to 2.0              0                  112.5                     25
2.0 up to 2.5              0                  125.0                     30


                  (b) During any period when an Event of Default shall have occurred and be continuing or in the event that Borrowers fail to provide the Agent with the Compliance Certificate for any fiscal quarter of Borrowers on the due date thereof (which Event of Default or failure to provide a Compliance Certificate is not waived or extended as provided herein), then until such Event of Default is cured or waived or such certificate is provided, as the case may be, the applicable margin over the Base Rate shall be 200 Basis Points and the applicable margin over the LIBOR shall be 350 Basis Points and over the EURIBOR shall be 350 Basis Points.

                  (c) Interest on each Base Rate Loan, LIBOR Loan and EURIBOR Loan shall be computed on the basis of the actual number of days elapsed in a year of 360 days, in each case without duplication of any day in successive Interest Periods.

                  (d) The Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders, interest on each Loan in arrears on each Interest
Payment Date with respect thereto. Any adjustments to interest payments based upon the calculations provided in ss.2.6(a) shall be made on the Interest Payment Date following the effective date of such adjustment.

                  (e) The Borrowers agree to pay to the Agent, for the pro-rata benefit of the Lenders, principal on the Revolving Loans on the Maturity Date, and agree to pay to the Agent for the pro-rata benefit of the Lenders, principal on the Term Loan in twenty consecutive quarterly payments, each in the amount of one twentieth of the initial face amount of the Term Loan commencing with the last business day of March 2000, with any remaining unpaid balance due on the Maturity Date.

    ss.2.7. Requests for Loans. All requests for Loan under this Credit Agreement shall be made by the Borrower on behalf of the Borrowers or any of them. The Borrower shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of the Loans requested from the Lenders hereunder (a "Loan Request"), no later than 12:00 noon, Boston time, (i) no less than one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) no less than two
(2) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Loans, and no less than three (3) LIBOR Business Days prior to the proposed Drawdown Date of any EURIBOR Loans. Each such notice shall be given and signed by the Borrower as agent for the requesting Borrower and shall specify (i) the aggregate principal amount of the Loans requested from the Lenders (and in any event not in excess of the unused portion of the Available Revolving Commitment), (ii) whether such Loans are to be LIBOR Loans, EURIBOR Loans or Base Rate Loans, (iii) the proposed Drawdown Date of such Loans, (iv) in the case of LIBOR Loans and EURIBOR Loans, the Interest Period for such Loans, (v) the purpose or purposes to which the proceeds of such Loans shall be applied, and (vi) such other matters as are set forth on Exhibit C. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or a higher integral multiple of $500,000. The Agent shall then promptly notify each Lender in writing of its respective Percentage of the Loans requested by the end of the Business Day of the Loan Request. The Agent and the Borrowers shall conclusively be entitled to rely upon such Loan Request from the Borrower and shall have no liability to any of the Borrowers for acting in accordance with any such Loan Request. Each Lender shall make its respective Percentage of the Loans available to the Agent for disbursement to the Borrowers as provided in ss.2.9.

    ss.2.8. Conversion and Continuation.

        The Borrower, as agent for the Borrowers, shall have the right at any time upon prior irrevocable notice to the Agent (a) not later than 12:00 noon, Boston time, one (1) Business Day prior to the date of conversion, to convert any LIBOR Loan or EURIBOR Loan into a Base Rate Loan, (b) not later than 12:00 noon, Boston time, two (2) LIBOR Business Days prior to conversion or continuation, to convert any Loan into a LIBOR Loan or to continue any LIBOR Loan for an additional Interest Period, and (c) not later than 12:00 noon, Boston time, three (3) LIBOR Business Days prior to conversion or continuation, to convert any Loan into a EURIBOR Loan or to continue any EURIBOR Loan as a EURIBOR Loan for an additional Interest Period, subject in each case to the following:

        (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Loans;

        (ii) if less than all the outstanding principal amount of any Loans shall be converted or continued, then the resulting Loans shall satisfy the limitations specified in the fourth to last sentence of ss.2.7 regarding the principal amount of Loans;

        (iii) each conversion shall be effected by the Agent by recording for the account of each Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount;

        (iv) accrued interest on a LIBOR Loan or EURIBOR Loan (or portion thereof being converted or continued) shall be paid by the Borrowers at the time of conversion or continuation;

        (v) LIBOR Loans and EURIBOR Loans may only be converted at a time that is the end of the Interest Period applicable thereto;

        (vi) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan or EURIBOR Loan;

        (vii) any portion of a LIBOR Loan or EURIBOR Loan that cannot be converted into or continued as a LIBOR Loan or EURIBOR Loan (as applicable) by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Loan into a Base Rate Loan; and

        (viii) no Event of Default and no event which, with the giving of notice or passage of time or both, would constitute an Event of Default has occurred and is continuing; provided, however, that the condition set forth in this clause (viii) shall not be applicable to the conversion of any LIBOR Loan or EURIBOR Loan into a Base Rate Loan pursuant to ss.2.8.

         Each notice pursuant to this ss.2.8 shall be irrevocable and shall refer to this Credit Agreement and specify (i) the identity (i.e. whether the election is for the Term Loan or the Revolving Loans) and amount of the Loan that such Borrower requests be converted or continued, (ii) whether such Loan is to be converted to or continued as a LIBOR Loan, EURIBOR Loan or a Base Rate Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a LIBOR Business Day) and (iv) if such Loan is to be converted to or continued as a LIBOR Loan or EURIBOR Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Loan or EURIBOR Loan, the requesting Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the other Lenders of any notice given pursuant to this ss.2.8 and of each Lender's portion of any converted or continued Loans. If the requesting Borrower shall not have given notice in accordance with this ss.2.8 to continue any LIBOR Loans or EURIBOR Loans (as applicable) into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this ss.2.8 to convert such LIBOR Loans or EURIBOR Loans), such LIBOR Loans and/or EURIBOR Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically renew as a LIBOR or EURIBOR Loan for an Interest Period of 30 days. In no event shall the Interest Period of any Loan extend beyond any Maturity Date.

        ss.2.9. Funds for Loans. Subject to the satisfaction of the other conditions set forth herein, to the extent applicable (including the conditions set forth in ss.2.7), each Lender will make available to the Agent on the proposed date of any Loan by wire transfer of immediately available funds not later than 1:00 P.M., Boston time, the aggregate amount of its Percentage of such Loans requested by Borrower, and the Agent shall credit the aggregate amount so received to the respective accounts designated by the requesting Borrower or, if such Borrower does not designate any account, to such Borrower's regular deposit account with the Agent, if any. The Lenders shall make such funds available to the Agent in U.S. Dollars unless the requesting Borrower has requested that any Loan be funded in EUROs , in which case the Lenders shall make such funds available to the Agent in EUROs, or as otherwise agreed between the Agent and any Lender. In no event shall the aggregate of all dollar denominated Loans plus all EURO denominated loans made to Borrowers exceed the respective dollar denominated Revolving Commitment and Term Loan Commitment amounts set forth in ss.2.1(a).

         ss.3. PREPAYMENT OF THE LOANS, RESERVES.

        ss.3.1. Voluntary Prepayments. Borrowers shall have the right, at their election, to prepay the outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium, except as provided in ss.4.8. Each partial prepayment of the Term Loan shall be applied by the Lenders to the Term Loan in the inverse order of maturity of payments due under the Term Loan. Borrowers shall give irrevocable written notice to the Agent, no later than 12:00 noon, Boston time, one Business Day prior to any proposed prepayment of Base Rate Loans pursuant to this ss.3 and no later than 11:00 a.m., Boston time, and two (2) LIBOR Business Days or three (3) LIBOR Business Days, prior to any proposed prepayment of LIBOR Loans or EURIBOR Loans, respectively, pursuant to this ss.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount and accrued interest to be prepaid, and the Agent shall promptly give notice thereof to each Lender. Each such prepayment of the Base Rate Loans shall be in a minimum amount of the lesser of (i) $1,000,000, or the equivalent amount of EUROs in the case of EURO denominated Loans and (ii) the aggregate amount outstanding under the Notes being prepaid, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of such prepayment.

        ss.3.2. Mandatory Prepayments. If at any time the outstanding principal amount of all Revolving Loans exceeds (or, in the case of any notice of reduction of the Revolving Loan Commitment pursuant to ss.2.3, would exceed) the Revolving Loan Commitment, the Borrowers will immediately prepay the applicable Note or Notes, subject to ss.4.8, in an amount necessary to cause the outstanding principal amount of all Loans not to exceed the Revolving Loan Commitment.

       ss.4. CERTAIN GENERAL PROVISIONS.

       ss.4.1. Funds for Payments.

                (a) All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent for the ratable account of the Lenders at 40 Water Street, Boston, Massachusetts 02109, or at such other location as the Agent may from time to time designate. All payments on all U.S. Dollar denominated Loans shall be made in Dollars constituting immediately available funds and all payments on EURO denominated Loans shall be made in EUROs constituting immediately available funds .

                (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made to the Agent without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imports, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any such Borrower is compelled by law to make such deduction or withholding or if the taxes are based upon or measured by the income or profits of the Lenders, including profits or receipts with respect to the Loans. If any such obligation is imposed upon any Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent for the ratable account of the Lenders on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders to receive the same net amount which the Lenders would have received on such due date had no such obligation been imposed upon Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document. In the event any Lender receives a refund of any taxes or other amounts for which it has received payment from Borrowers pursuant to this ss.4. 1 (b), such Lender shall, within 30 days from the date of such receipt, pay the amount of such refund to Borrowers but only to the extent of payments made by Borrowers pursuant to this ss.4.1(b) and net of all costs and expenses of the Agent and such Lender relating thereto and without interest (other than interest, if any, paid by the relevant government authority with respect to such refund); provided, however, that the Borrowers upon request of the Agent or any Lender, agree to repay the amount paid to Borrowers to the Agent or such Lender if the Agent or such Lender is required to repay such refund to such governmental authority. The Agent shall pay to the Lenders their pro-rata shares of all payments received by the Agent prior to Noon Boston time by the end of such Business Day, and shall pay to the Lenders their pro-rata shares of all payments received by the Agent after Noon, Boston time, by no later than the end of the following Business Day. Any such payments from the Borrowers received by the Agent and distributed by the Agent to the Lenders shall be subject to immediate repayment by the Lenders to the Agent to the extent that such payment: (i) is dishonored or otherwise not finally collected, or (ii) must be returned, disgorged, or paid to any court or representative of the Borrowers in any judicial or bankruptcy or similar proceeding by the Agent.

         ss.4.2. Computations. All computations of interest on the LIBOR Loans, EURIBOR Loans and Base Rate Loans and of commitment or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Loans and EURIBOR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

         ss.4.3. Inability to Determine LIBOR or EURIBOR. In the event, prior to the commencement of any Interest Period relating to any LIBOR Loan or any EURIBOR Loan, the Agent shall determine that adequate and reasonable methods do not exist in the marketplace for ascertaining the LIBOR or EURIBOR that would otherwise determine the rate of interest to be applicable to any LIBOR Loan or EURIBOR Loan during any Interest Period, the Agent shall give notice of such determination (which shall be conclusive and binding on Borrowers) to the Borrowers. In such event (a) any Loan Request with respect to LIBOR Loans and/or EURIBOR Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Loan and each EURIBOR Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lenders to make LIBOR Loans or EURIBOR Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower.

        ss.4.4. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or change in the interpretation or application thereof shall make it unlawful for any Lender (the "Non-LIBOR Lender(s)") to make or maintain LIBOR Loans or EURIBOR Loans, such Lender shall forthwith give notice of such circumstances to the Agent who shall in turn notify the Borrower and thereupon (a) the commitment of such Lender to make LIBOR Loans and/or EURIBOR Loans shall forthwith be suspended and (b) the Loans then outstanding as LIBOR Loans and EURIBOR Loans from such Lender, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Loans or EURIBOR Loans (as applicable)or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Agent on behalf of such Lender, upon demand by such Lender accompanied by a certificate setting forth in reasonable detail such costs, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.4.4, including any Breakage Costs and other interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans and/or EURIBOR Loans hereunder; provided, that to the extent permitted by applicable law, each Lender shall maintain each LIBOR Loan and EURIBOR Loan until the last day of an Interest Period. The foregoing assessment of Breakage Costs to the Borrower with respect to the Loan(s) from the Non-LIBOR Lender(s) shall not apply if LIBOR or EURIBOR Loans are generally available from other bank financing sources other than the Non-LIBOR Lender(s) at the time that the Agent notifies the Borrower of the unavailability of LIBOR or EURIBOR Loans from the Non-LIBOR Lender(s), and, in such instance, the Borrower may convert the Non-LIBOR Lender's LIBOR or EURIBOR Loan(s) to a Base Rate Loan without premium or penalty. In such instance the Non-LIBOR Lender(s) shall make its/their Loan(s) to the Borrower at the Base Rate equivalent of the LIBOR or EURIBOR Loans then being provided to the Borrower by the other Lenders.

        ss.4.5. Additional Costs, Etc. If any change in any present applicable law, or if any future applicable law, (which expression, as used herein, includes (i) statutes, rules and regulations thereunder and interpretations thereof by any court or by any governmental or other regulatory body charged with the administration or the interpretation thereof, and (ii) directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority), shall:

                  (a) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of such Lender, including without limitation profits or receipts with respect to the Loans and other than any withholding tax imposed on any payments by the Borrowers to such Lender); or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits and except for any withholding tax imposed on any payments by the Borrowers to the Lenders) of payments to such Lender of the principal of or the interest on any Loans or any other amounts payable to such Lender under this Credit Agreement or the other Loan Documents; or

                (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law, but only if it is mandatory that such Lender comply) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of such Lender; or

                (d) impose on such Lender any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, or any class of loans or commitments of which any of the Loans forms a part;

and the result of any of the foregoing is to:

                  (i) increase the cost to such Lender of making, funding, issuing or maintaining of the Loans or its Percentage of the Total Commitment; or

                  (ii) reduce the amount of principal, interest or other amount payable to such Lender hereunder on account of any of the Loans or its Percentage of the Total Commitment; or

                  (iii) require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrowers hereunder;

then, and in each such case, the Borrowers will immediately following receipt of written notice from the Agent on behalf of such Lender, which written notice shall include a description of the relevant change in law, calculations of the amounts payable, pay to the Agent on behalf of such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum.

         ss.4.6. Capital Adequacy. If any change in any present law, governmental rule, regulation, policy, guideline or directive or if any future law, governmental rule, regulation, policy, guideline or directive (in each case whether or not having the force of law, but only if it is mandatory that the Lender comply) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction or any change in any such law or interpretation (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date of this Credit Agreement) affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Commitments or Loans made pursuant hereto, then the Agent on behalf of such Lender may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the applicable rate(s) of interest on the Loans, the Borrower and the Agent on behalf of such Lender shall thereafter attempt to negotiate in good faith, within sixty (60) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrower and the Agent on behalf of such Lender are unable to agree to such adjustment within sixty (60) days of the date on which the Borrower receives such notice, then commencing on the date Borrower received such notice (but not earlier than the effective date of any such increased capital requirement), from time to time the Borrowers will pay to the Agent, on behalf of such Lender after consultation with the affected Lender, such additional amount that will, in the Agent's reasonable determination, provide adequate compensation to such Lender. Such Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         ss.4.7. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.4.5, ss.4.6 or ss.4.8 and a reasonably detailed explanation of such amounts which are due, including calculation of such amounts, submitted by the Agent on behalf of any Lender to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         ss.4.8. Indemnity. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense, including any Breakage Costs and other such losses or expenses arising from interest or fees paid or to be paid by such Lender to lenders of funds obtained by it in order to maintain its Loans, that such Lender may sustain or incur resulting from: (a) a default by any Borrower in payment of the principal amount of or any interest on any Loans as and when due and payable, (b) a default by any Borrower in making a borrowing after such Borrower has given (or is deemed to have given) a Loan Request relating thereto in accordance with ss.2.7 or (c) the making of any payment or prepayment of a Loan or the conversion of any LIBOR Loan or EURIBOR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         ss.4.9. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to (i) in the case of overdue principal and interest (to the extent permitted by law) of any Loan, the rate calculated as provided in ss.2.6(b) or (ii) in the case of any other amount, 200 Basis Points plus the then prevailing Base Rate, in each case until such amount shall be paid in full (after as well as before judgment).

         ss.4.10.  Joint and Several  Obligations.  Notwithstanding any
other provision of this Credit Agreement, (i) each of the covenants, agreements and obligations of Borrowers set forth in this Credit Agreement or in any other Loan Document shall be the joint and several covenants, agreements and obligations of the Borrowers and any other guarantor, co-borrower, endorser or other surety, regardless of whether any such Borrower was the actual recipient of the proceeds of a Loan, (ii) all representations and warranties of Borrowers contained in this Credit Agreement or in any other Loan Document shall be deemed to be separately made by each Borrower and (iii) any notice, request, consent, report or other information or agreement delivered by any Borrower shall be deemed for all purposes to be consented to, ratified and delivered by Borrowers. In furtherance of the foregoing, Borrowers acknowledge and agree that each covenant, agreement and obligation of Borrowers in this Credit Agreement or any other Loan Document is the joint and several obligation of Borrowers. Notwithstanding the foregoing, the liability of each of the Several Borrowers to the Lenders shall be limited to the sum of: (a) the obligations of such Several Borrower to the Lenders for Loans and other advances of credit made by the Lenders directly or indirectly to such Several Borrower, plus (b) the obligations of any other Borrower(s) to the Lenders to repay the principal, interest and costs of borrowed funds (the "Indirect Liability"), to the extent, but only to the extent that such other Borrower(s) has made loans, advances of credit or other contributions of cash or property, directly or indirectly to such Several Borrower. Notwithstanding any contrary provisions of ss.7.1-7.17, all loans and investments of any kind made by one Borrower to or in any other Borrower (including without limitation to or in any Several Borrower) from and after the date of this Credit Agreement shall be deemed to derive, to the maximum extent possible, from the Lenders' Loans to the lending Borrower, and shall be the direct liability of the Borrower receiving such funds to the Lenders.

         ss.5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Credit Agreement and to make the Loans provided for hereunder, Borrowers make the following representations and warranties, which shall survive the execution and delivery hereof and of the Notes:

         ss.5.1 Organization, Standing, etc. of the Borrowers. Each Borrower is a corporation duly organized, validly existing and, to the extent relevant in the jurisdiction of its incorporation, in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Credit Agreement, the other Loan Documents and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue the Notes and to carry out the terms hereof and thereof. Each of this Credit Agreement and the other Loan Documents is the joint and several legal, valid and binding obligation of Borrowers enforceable against each Borrower in accordance with its terms. The exact names of the Borrowers are as set forth in Exhibit A.

         ss.5.2 Subsidiaries. Schedule 5.2 attached hereto correctly sets forth as to each Subsidiary, its name, the jurisdiction of its incorporation, the number of shares of its capital stock of each class outstanding and the number of such outstanding shares owned by Borrower and its other Subsidiaries. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted. All of the outstanding capital stock of each Subsidiary is validly issued, fully-paid and nonassessable, and is owned by Borrower or by Borrower's Subsidiaries as specified in Schedule 5.2, in each case free of any mortgage, pledge, lien, security interest, charge, option or other encumbrance, other than restrictions imposed by applicable federal and state securities laws.

         ss.5.3  Qualification.  Each  Borrower  and its  Subsidiaries  are duly qualified or licensed and in good standing as foreign corporations duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary.

         ss.5.4 Financial Information; Disclosure, etc. The Borrowers have furnished the Lenders with the financial statements and other reports listed in
Schedule 5.4 attached  hereto.  Such financial  statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position and results of operations of the Persons to which they purport to relate as of the dates and for the periods indicated. Since the end of the most recent fiscal period shown in such financial statements or in the most recent financial statements delivered by Borrowers under ss.6.2(a), there has not been any Material Adverse Change in the business, operations, condition (financial or otherwise) or properties of any Borrower or any of their respective Subsidiaries, taken as a whole. Neither this Credit Agreement nor any financial statements, reports, projections or documents or certificates furnished to the Lenders by Borrowers in connection with the transactions contemplated hereby contain as of their respective dates any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading. None of the Loans will render any Borrower unable to pay its debts as they become due; no Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and no Borrower has knowledge of any Person contemplating the filing of any such petition against it.

        ss.5.5 Licenses, etc. Schedule 5.5 attached hereto accurately and completely lists all material authorizations, licenses, permits and franchises of any public or governmental regulatory body which are necessary for the conduct of the business of Borrowers and their Subsidiaries as now conducted and the absence of which would result, either in any case or in the aggregate, in a Material Adverse Change in the business, operations, affairs, condition
(financial or otherwise) or properties of Borrowers, taken as a whole (such authorizations, licenses, permits and franchises, together with any extensions or renewals thereof, being herein sometimes referred to collectively as the "Licenses"). All of such Licenses are in full force and effect and Borrowers and their Subsidiaries have fulfilled and performed all of their obligations with respect thereto and have full power and authority to operate thereunder.

         ss.5.6 Material Agreements. Schedule 5.6 attached hereto accurately and completely lists all material agreements and contracts which are presently in effect in connection with the conduct of the businesses of Borrowers and which were or are required to be filed with the Securities and Exchange Commission as a "material contract" pursuant to Item 601(b)(10) of Registration S-K promulgated by the Securities and Exchange Commission.

         ss.5.7 Tax Returns and Payments. Each Borrower and its Subsidiaries have filed all tax returns required by law to be filed and have paid all material taxes, assessments and other governmental charges levied upon any of their respective properties, assets, income or franchises, other than those not yet delinquent and those, not material in aggregate amount, being or about to be contested as provided in ss.6.7. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of their respective taxes are adequate in the opinion of the Borrowers, and Borrowers know of no unpaid assessment for additional taxes or of any basis therefor.

        ss.5.8 Indebtedness, Liens and Investments, etc. Schedule 5.8 attached hereto sets forth, as of the date hereof, (a) the amounts of all outstanding Indebtedness of Borrowers and their Subsidiaries in respect of borrowed money, Capitalized Leases and the deferred purchase price of property (b) all existing mortgages, liens and security interests in respect of such Indebtedness, (c) all agreements which directly or indirectly require any Borrower or its Subsidiaries to make any material investments, loans or advances and (d) all existing material guarantees by any Borrower and its Subsidiaries.

        ss.5.9 Title to Properties, Liens. Each Borrower and its Subsidiaries have good and marketable title to all of their respective properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except for (i) Permitted Liens and (ii) minor liens and encumbrances which in the aggregate are not substantial in amount, do not in any case materially detract from the value of the property subject thereto or materially impair the operations of any Borrower or any Subsidiaries and have not arisen otherwise than in the ordinary course of business. Each Borrower and its Subsidiaries enjoy quiet possession under all leases to which they are parties as lessees, and, to the knowledge of Borrowers, all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

         ss.5.10 Litigation, etc. Except as set forth in Schedule 5.10 attached hereto, there is no action, proceeding or investigation pending or threatened (or any basis therefor known to Borrowers) which questions the validity of this Credit Agreement, the Notes or the other documents executed in connection herewith, or any action taken or to be taken pursuant hereto, or which could reasonably be expected to result, either in any case or in the aggregate, in any Material Adverse Change in the business, operations, affairs, condition (financial or otherwise) or properties of any Borrower or any of their respective properties or any material liability on the part of any Borrower.

         ss.5.11 Authorization, Compliance with Other Instruments. The execution, delivery and performance of this Credit Agreement and the Notes have been duly authorized by all necessary corporate action on the part of each Borrower, will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of any Borrower, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to any Borrower, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of any Borrower pursuant to any such term. Neither Borrower nor any Subsidiary is in violation of any term of its charter or by-laws, or of any term of any material agreement or instrument to which it is a party, or, to any Borrower's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to it.

        ss.5.12 Governmental Consent. Except as specified in Schedule 5.12 attached hereto, no order, consent, approval or authorization of, or declaration to or filing with, any governmental Authority (collectively, "Consents") is required to be obtained or made by any Borrower or by any Subsidiary in connection with the execution and delivery of this Credit Agreement and the issuance and delivery of the Notes pursuant hereto. Except as set forth in
Schedule 5.12, all of the consents have been obtained and are in full force and effect.

        ss.5.13 Regulation U, etc. No Borrower and no Subsidiary owns or has any present intention of acquiring any "margin stock" within the meaning of Regulation U (CFR 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, by any Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Credit Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934.

        ss.5.14 Employee Retirement Income Security Act of 1974. Each Employee Benefit Plan and to Borrowers' knowledge, each Multiemployer Plan, is in material compliance with applicable provisions of ERISA and the Code. No ERISA Reportable Event has occurred or, to Borrowers' knowledge, is imminent or likely to occur. No Borrower and no ERISA Affiliate has incurred any material liability to the PBGC or any Employee Benefit Plan or Multiemployer Plan on account of any failure to meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under ERISA or the Code, termination of a single employer plan, partial or complete withdrawal from a Multiemployer
Plan, or the insolvency, reorganization or termination of any Multiemployer Plan, and no event has occurred or conditions exist which present a material risk that any Borrower or any ERISA Affiliate will incur any material liability on account of any of the foregoing circumstances. The consummation of the transactions contemplated by this Credit Agreement will not result in any prohibited transaction under ERISA or the Code for which an exemption is not available.

        ss.5.15 Environmental Matters. Except as set forth in Schedule 5.15 attached hereto, no Borrower and no Subsidiary nor, to Borrowers' knowledge, any other Person has ever caused or permitted any Hazardous Material to be disposed of on or under any real property owned, leased or operated by any Borrower or any Subsidiary or in which any Borrower or any Subsidiary has ever held, directly or indirectly, any legal or beneficial interest or estate, and no such real property has ever been used (either by any Borrower or any Subsidiary or, to Borrowers' knowledge, by any other Person) as (i) a disposal site or permanent storage site for any Hazardous Material or (ii) a temporary storage site for any Hazardous Material. Each Borrower and each of its Subsidiaries have been issued and are in compliance with all material permits, certificates, licenses, approvals and other authorizations relating to environmental matters and necessary or desirable for their respective businesses, and have filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Material waste storage, treatment and disposal required in connection with the operation of their respective businesses, the failure to have or comply with which would, individually or in the aggregate, have a material adverse effect on any Borrower or any Subsidiary. All Hazardous Materials used or generated by each Borrower and each Subsidiary and each business merged into or otherwise acquired by any Borrower or any Subsidiary have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, the violation of which has any reasonable likelihood of having a material adverse effect on any Borrower or any Subsidiary. Neither Borrower nor any Subsidiary has any liabilities with respect to Hazardous
Materials and no facts or circumstances exist which could give rise to liabilities with, respect to Hazardous Materials, which in either case, individually or in the aggregate, could have reasonable likelihood of having a material adverse effect on Borrower or any Subsidiary.

        ss.5.16 Use of Proceeds. Borrowers will use the proceeds of the Revolving Loans solely for working capital, future business acquisitions permitted under this Credit Agreement, Authorized Share Repurchases and other general corporate purposes of the Borrowers, and Borrower shall use the proceeds of the Term Loan only in connection with the UroQuest Transaction and the Permitted Term Loan Uses.

        ss.5.17 Investment Company Act, Public Utility Holding Company Act. No Borrower and no Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or
(b) a "holding company" as defined in or subject to regulation under, the Public Utility Holding Company Act of 1935.

       ss.5.18 Disclosures. Neither this Credit Agreement nor any other Loan Document contains any untrue statement of material fact or fails to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is known to the Borrowers or the Subsidiaries which has resulted or may (to the extent foreseeable) result in any Material Adverse Change to the business or prospects of any of the Borrowers or any of the Subsidiaries, except to the extent that future general economic conditions may result in a Material Adverse Change.

       ss.5.19 Year 2000. No material modifications are required to any of the Borrowers' computer systems or computer software to assure that such systems and software contain no deficiencies relating to formatting for entering dates (commonly referred to and referred herein as the "Year 2000 Problem"). The material components of Borrowers' computer systems and software are susceptible to all necessary modification and the Borrowers believe that they have adequate personnel or consultants under contract to timely modify (or, as applicable, replace and/or upgrade) their own computer systems and software. The Borrowers are not aware of any inability on the part of any of its customers, insurance providers or vendors to timely address the Year 2000 Problem that will in any manner materially adversely affect Borrowers' respective business operations.

         ss.6. AFFIRMATIVE COVENANTS OF THE BORROWERS. Borrowers covenant and agree that, so long as any Loan or Note is outstanding or the Lenders have any Available Revolving Commitment:

         ss.6.1 Records and Accounts. Each Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, all in accordance with GAAP.

         ss.6.2 Financial Statements, Certificates and Information. Borrower will furnish or cause to be furnished to each Lender:

        (a) Within 90 days after the end of each fiscal year of Borrowers: (i) the consolidated and consolidating balance sheets of Borrowers and their Subsidiaries as at the end of such year and (ii) the related consolidated and consolidating statements of income and surplus and cash flow for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by and satisfactory to the Lenders, which opinion shall be in a form generally recognized as unqualified and shall state that the financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting.

        (b) Within 45 days after the end of each quarterly accounting period in each fiscal year of Borrowers (including the final quarterly period): (i) the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries as at the end of such period, and (ii) the related unaudited consolidated and consolidating statements of income and surplus and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the chief financial officer or treasurer of Borrower.

        (c) Together with the financial statements delivered pursuant to subparagraph (a) above, a statement signed by the accountants who have reported on the same to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Credit Agreement and have no knowledge of any event or condition which constitutes an Event of Default or which, after notice or expiration of any applicable grace period or both, would constitute such an Event of Default or, if they have such knowledge, specifying the nature and period of existence thereof; provided, however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

        (d) At least thirty (30) days prior to the beginning of each fiscal year, Borrowers' Projections for the next succeeding fiscal year on a quarter by quarter basis, and for the following two (2) fiscal years on a year by year basis;

        (e) Together with the financial statements delivered pursuant to subparagraphs (a) and (b) above, a Compliance Certificate substantially in the form of Exhibit D attached hereto signed by the chief financial officer or treasurer of Borrower;

        (f) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be (with the exhibits relating thereto to be provided, at Borrowers' expense, upon the request of the Agent or any Lender);

        (g) Promptly upon their becoming available, copies of any periodic or special reports filed by any Borrower or any Subsidiary with any federal, state or local governmental agency or authority, if such reports indicate any material change in the business, operations, affairs or condition (financial or otherwise) of Borrowers and Subsidiaries, taken as a whole, or if copes thereof are requested by any Lender, and copies of any materially adverse notices and communications from any federal, state or local governmental agency or authority which specifically relate to any Borrower or any Subsidiary;

       (h) Immediately upon any officer of any Borrower obtaining knowledge of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, a certificate signed by such officer specifying in reasonable detail the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto;

       (i) Promptly upon any officer of any Borrower obtaining knowledge of any litigation, arbitration or administrative or quasi-judicial action, seeking damages in excess of $250,000 or injunctive, declaratory or other non-monetary remedies, brought or threatened to be brought against the Borrower or any of its Subsidiaries, a certificate signed by such officer specifying in reasonable detail the nature thereof and what action Borrowers have taken or propose to take with respect thereto, the amount of judgment sought together with (if requested by the Agent) copies of any pleadings filed or to be filed in such proceeding; and

       (j) Such other information regarding the business, affairs and condition of Borrowers and their respective Subsidiaries as any Lender may from time to time reasonably request. Borrowers will permit each Lender to inspect the books and any of the properties or assets of Borrowers and their Subsidiaries at such reasonable times as such Lender may from time to time request.

        ss.6.3 Legal Existence; Compliance with Laws, etc. Each Borrower will, and will cause each Subsidiary to: maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; take all actions necessary to maintain and keep in full force and effect its Licenses; to the extent applicable, take all steps necessary to maintain its status as a public company and to maintain its status as a company listed on the New York Stock Exchange or a national stock exchange; and, except as otherwise provided herein, comply with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its properties; in each case except to the extent that the failure to comply would not, individually or in the aggregate, have a material adverse effect on the business, operations, affairs or condition (financial or otherwise) of any Borrower or its Subsidiaries, taken as a whole; or any Subsidiary; provided that no Borrower and no Subsidiary shall be required by reason of this ss.6.3 to comply therewith at any time while such Borrower or such Subsidiary shall be contesting its obligations to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrowers and their independent public accountants. No Borrower and no Subsidiary will, without the prior written consent of the Lenders, engage in any business other than the Current Lines of Business.

         ss.6.4 Insurance. Each Borrower will maintain or cause to be maintained on all insurable properties now or hereafter owned by such Borrower and any Subsidiary, insurance against loss or damage by fire or other casualty, business interruption insurance, public liability and workmen's compensation insurance, product liability insurance including medical product liability coverage, environmental insurance, and insurance relative to representations and warranties of businesses whose assets or stock may be acquired by or merged into any Borrower or Subsidiary in any manner, all in amounts and with insurance companies satisfactory to the Required Lenders, and in any event providing coverage to the extent customary with respect to companies conducting similar businesses. A current schedule of all insurance policies maintained by the Borrowers is annexed hereto as Schedule 6.4. The Borrower shall provide the Agent with an annual schedule of insurance in the form of Schedule 6.4 at the time of delivery of the financial statements required in ss.6.2(a). Each
Borrower and Subsidiary will, upon request, will furnish to the Lenders satisfactory evidence of such insurance.

         ss.6.5 Payment of Taxes. Each Borrower will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its properties or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon its properties or assets provided that no Borrower and no Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such Borrower or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by Borrowers and their independent public accountants.

         ss.6.6 Payment of Other Indebtedness, etc. Except as to matters being contested in good faith and by appropriate proceedings, each Borrower will, and will cause each Subsidiary to, pay promptly when due, or in conformance with customary trade terms, all other Indebtedness and obligations incident to the conduct of its business.

         ss.6.7 Further Assurances. From time to time hereafter, Borrowers will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as any of the Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Credit Agreement or the other Loan Documents. Upon the exercise by the Lenders (or the Agent on their behalf) of any power, right, privilege or remedy pursuant to this Credit Agreement or the other Loan Documents which requires any privilege, consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that any of the Lenders may be required to obtain for such governmental consent, approval, registration, qualification or authorization. Without limitation of the foregoing, upon receipt of an affidavit of any officer of any of the Lenders as to the loss, theft, destruction or mutilation of any Note or other Loan Document which is not of public record, upon cancellation of such Note or other Loan Document, the applicable Borrower(s) shall execute and issue in lieu thereof, a replacement note or other loan document in the same principal amount and of like tenor.

           ss.6.8 Depository Account. Borrower will move its principal operating accounts to the Agent within 90 days of the date of this Agreement, but any Borrower or Subsidiary may also maintain one or more other deposit accounts with any other Lender or Lenders .

           ss.6.9 Use of Proceeds. Borrowers will use the proceeds of the Loans only for the purposes not prohibited by, and subject to the terms and conditions of, ss.5.13 and ss.5.16.

           ss.6.10 Year 2000. Borrowers and Subsidiaries shall at all times maintain their computer systems and computer software in such a manner as to assure that such systems and software contain no deficiencies relating to formatting for entering dates and shall take all reasonable measures to assure that all of Borrowers' and Subsidiaries' customers and vendors have taken reasonable measures to address the so-called Year 2000 Problem.

           ss.6.11  Regulation  U. If requested by any Lender,  Borrower will
promptly   furnish  such  Lender  with  a  statement  in  conformity   with  the
requirements of Federal Reserve Form U-1 referred to in said Regulation U.

   ss.7. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.Each Borrower covenants and agrees that, so long as any Loan or Note is outstanding or the Lenders have any Available Revolving Commitment:

      ss.7.1 Indebtedness. Borrowers will not, nor will Borrowers permit any Subsidiary to, create, incur, assume or become or remain liable in respect of any Indebtedness, except:

           (a)    Indebtedness to the Lenders hereunder;

           (b) Indebtedness of any wholly-owned Subsidiary to any Borrower or any other wholly-owned Subsidiary and of any Borrower to any wholly-owned Subsidiary of such Borrower or of any other Borrower; provided, however, that
(i) all moneys due from any Borrower to any Subsidiary which is not a Borrower will be expressly constituted as Subordinated Debt and (ii) Borrowers shall not repay any such moneys due to any Subsidiary at any time unless no Event of Default exists and no event which, with the giving of notice or lapse of time or both, would constitute an Event of Default exists or will exist after such repayment;

           (c) Current liabilities of Borrowers and Subsidiaries (other than for borrowed money) incurred in the ordinary course of their businesses and in accordance with customary trade practices;

            (d) Existing Indebtedness of Borrowers and Subsidiaries referred to in Schedule 5.8 attached hereto, and renewals and extensions thereof, provided that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the renewal or extension lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such renewal or extension;

           (e) Indebtedness of Borrowers and Subsidiaries secured by Permitted Liens;

           (f) Indebtedness of Borrowers and Subsidiaries in respect of guarantees to the extent the underlying Indebtedness is permitted by this ss.7. 1;

           (g)   Subordinated Debt;

           (h) To the extent thereof shall not at the time by required by 6.5, Indebtedness in respect of taxes, assessments, governmental changes and claims for labor, material and supplies;

           (i) Indebtedness in respect of judgments or awards (i) which have been in force for less than the applicable appeal period or (ii) in respect to which the affected Borrower or Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review, and in each case such Borrower or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP;

           (j) Indebtedness in respect of deferred taxes arising in the ordinary course of business; and

           (k) Indebtedness to other lenders in connection with overdraft protection on deposit accounts, issuance of incidental trade letters of credit and payment of import and customs duties and the like provided that such Indebtedness does not exceed $1,000,000 in the aggregate committed among all Borrowers.

           ss.7.2 Mortgages, Liens, etc. No Borrower will, nor will any Borrower permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capitalized Lease) with respect to any property or asset now owned or hereafter acquired by any Borrower or any Subsidiary, except for the following (collectively, "Permitted Liens"):

           (a) Subject to ss.7. 1 (b), any lien on property of a Subsidiary securing Indebtedness of such Subsidiary to any Borrower;

           (b) The mortgages and security interests referred to in Schedule 7.2 attached hereto, or any renewal, extension or refunding of any such mortgage or security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

           (c) Purchase money mortgages, liens and other security interests, including Capitalized Leases, created in respect of property acquired by any Borrower or any Subsidiary after the date hereof or existing in respect of property so acquired at the time of or in relation to the acquisition thereof, provided that (i) each such lien shall at all times be confined solely to the item or items of property so acquired, and (ii) the aggregate principal amount of Indebtedness secured by all such liens shall at no time exceed $2,000,000;

           (d) Liens for taxes and other amounts not yet delinquent or being contested in good faith as provided in ss.6.5; liens in connection with workmen's compensation, unemployment insurance or other social security obligations; liens securing the performance of bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds, liens to secure progress or partial payments and other liens of like nature arising in the ordinary course of business; mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith; and other liens or encumbrances incidental to the conduct of the business of any Borrower or any Subsidiary or to the ownership of their respective properties or assets, which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not, individually or in the aggregate, materially detract from the value of the properties or assets of Borrowers or any Subsidiaries or materially affect the use thereof in the operation of their respective businesses;

           (e) Encumbrances in the nature of (i) zoning restrictions, (ii) easements, (iii) restrictions of record on the use of real property, (iv) landlords' and lessors' Liens and security deposits paid by any Borrower on rented premises and (v) restrictions on transfers or assignments of leases, which in each case do not, individually or in the aggregate, materially detract from the value of the encumbered property or impair the use thereof in the businesses of Borrowers or any Subsidiaries;

           (f) Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by ss.7.1 (i);

           (g) Restrictions under federal and state securities laws on the transfer of securities; and

           (h) Restrictions under foreign trade regulations on the transfer or licensing of certain assets.

ss.7.3 Loans, Guarantees and Investments. No Borrower will, nor will any Borrower permit any Subsidiary to make or permit to remain outstanding any loan or advance or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or remain liable with respect to any obligation of, or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

        (a) Extensions of credit by any Borrower or any Subsidiary in the ordinary course of business in accordance with customary trade practices;

        (b) The presently outstanding investments, loans and advances, if any, and the presently existing guarantees, if any, of Borrowers and Subsidiaries all to the extent set forth on Schedule 5.8 attached hereto and any renewal, extension or refunding thereof, provided that (i) the aggregate principal amount thereof is not at any time increased, (ii) no material terms applicable thereto shall be more favorable to the Borrower or recipient, as the case may be, than the terms that are applicable to the Borrower or recipient, as the case may be on the date hereof and (iii) the interest rate (if any ) applicable thereto shall be a market interest rate as of the time of such renewal or extension.

        (c) Direct obligations of the United States of America or any department or agency thereof maturing not more than one year from the date of acquisition thereof,

        (d) Certificates of deposit, repurchase agreements, time deposits (including sweep accounts), demand deposits, bankers acceptances, money market deposits or other similar types of investments maturing not more than one year from the date of acquisition thereof and evidencing direct obligations of any Lender or any lender within the United States of America, England, Ireland, Germany, France or other European countries, in each case having capital surplus and undivided profits in excess of the equivalent of $50,000,000;

        (e) Investments in commercial paper maturing within ninety (90) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Moody's or S&P;

        (f) Any mutual fund or other pooled investment vehicle which invests principally in obligations described in subparagraphs (c), (d) or (e) above and having, at the date of investment in such fund or vehicle, one of the two highest credit ratings from Moody's or S&P;

        (g) Equity investments by Borrowers' wholly-owned Subsidiaries in any other wholly-owned Subsidiary and of Borrowers in any of their wholly-owned Subsidiaries;

        (h)       Loans to the extent permitted by ss.7. 1 (b);

        (i) Acquisitions by Borrowers and Subsidiaries of all of the capital stock or of all or substantially all of the business or assets of other Persons, provided that without the consent of the Required Lenders: (i) the aggregate amount of total consideration paid by the Borrowers and the Subsidiaries in any one such acquisition (including debt assumed) shall not exceed $15,000,000, (ii) the activities historically conducted by the Persons whose capital stock, assets or business are to be acquired by the Borrowers and Subsidiaries is predominantly in the same or closely related business lines to those of the Borrowers and Subsidiaries, (iii) the business to be acquired has evidenced a positive EBITDA in each of the three most current fiscal years of such business (as evidenced by certified public accountant-prepared financial reporting in accordance with GAAP), (iv) after giving effect to the acquisition, the Borrowers and Subsidiaries shall be fully in compliance with all Financial Covenants and (vi) the Borrowers shall have provided to the Lenders, prior to the consummation of such acquisition in the case of an acquisition for total consideration of $5,000,000 or more, and immediately thereafter in the case of an acquisition for total consideration of less than $5,000,000: (A) pro forma covenant compliance calculations giving effect to the acquisition, (B) historical fiscal and the most recent interim financial statements with respect to the business proposed to be required, and (C) summary reports as to the due diligence conducted by the Borrowers and Subsidiaries with respect to the business proposed to be acquired; and

         (j) Guarantees by Borrowers of Indebtedness and other obligations incurred by Subsidiaries to the extent permitted by ss. 7. 1.

ss.7.4 Leases. No Borrower will, nor will any Borrower permit any Subsidiary to, enter into any Capitalized Lease, except as otherwise permitted under ss.7.1 and ss.7.2.

ss.7.5 Mergers and Consolidations. No Borrower will, nor will any Borrower permit any Subsidiary to enter into any merger or consolidation, except the following:

         (a) Any wholly-owned Subsidiary of any Borrower may merge or be liquidated into such Borrower or any other wholly-owned Subsidiary of such Borrower so long as after giving effect to any such merger to which any Borrower is a party, such Borrower shall be the surviving or resulting Person; and

         (b) Mergers constituting investments permitted by ss.7.3(i) so long as after giving effect to any such merger to which any Borrower is a party, such Borrower shall be the surviving or resulting Person;

provided in each instance that the Borrowers and Subsidiaries remain in compliance with the Financial Covenants contained herein immediately after such merger or consolidation.

ss.7.6 Sale of Assets. No Borrower will, nor will any Borrower permit any Subsidiary to sell, lease or otherwise dispose of property or assets valued at in excess of $100,000.00 in the aggregate in the case of any Borrower, or $250,000.00 in the aggregate for all Borrowers in any fiscal year outside of the ordinary course of its/their business.

ss.7.7 Capital Expenditures.   NOT APPLICABLE

ss.7.8 Distributions. No Borrower will make any distribution or declare or pay any cash dividends on, or purchase, acquire or redeem or retire any of its capital stock of any class, whether now or hereafter outstanding; provided, that so long as there is no continuing Event of Default under this Credit Agreement and that such repurchase would not result in an Event of Default or an event which with the passage of time or giving of notice or both would be an Event of Default, Borrower may repurchase up to 600,000 shares of its issued and outstanding capital stock in any one fiscal year in accordance with the provisions of the Borrower's August 1997 Board of Directors authorization (the "Authorized Share Repurchases"). Borrower represents to the Lenders that, up to the Closing Date it has repurchased the shares of its issued and outstanding capital stock described in Schedule 7.8.

ss.7.9 Compliance with ERISA. Each Borrower will make, and will cause all ERISA Affiliates to make, all payments or contributions to Employee Benefit Plans and Multiemployer Plans required under the terms thereof and in accordance with applicable minimum funding requirements of ERISA and the Code and applicable collective bargaining agreements. Each Borrower will cause all Employee Benefit Plans sponsored by it or any ERISA Affiliates to be maintained in material compliance with ERISA and the Code. No Borrower will engage, or permit or suffer any ERISA Affiliate or any Person entitled to indemnification or reimbursement from such Borrower or any ERISA Affiliate to engage, in any prohibited transaction under ERISA or the Code for which an exemption is not available. No Borrower and no ERISA Affiliate will terminate, or permit the PBGC to terminate, any Employee Benefit Plan or withdraw from any Multiemployer Plan, in any manner which could result in material liability of any Borrower or any ERISA Affiliate.

ss.7.10 Transactions with Affiliates. No Borrower will, nor will any Borrower permit any Subsidiary to, directly or indirectly, enter into any lease or other transaction with any Affiliate of such Borrower or such Subsidiary (other than any other Borrower) on terms that are less favorable to such Borrower or such Subsidiary than those which could reasonably be obtained at the time from a non-Affiliate.

ss.7.1 1 Observance of Subordination Provisions, etc. No Borrower will make, nor will any Borrower cause or permit to be made, any payments in respect of any Subordinated Debt, in contravention of the subordination provisions contained in the evidence of such Subordinated Debt or in contravention of any written agreement pertaining thereto, nor will any Borrower (a) amend, modify or change in any manner any of such subordination provisions or (b) amend, modify or change in any manner adverse to the interests of the Lenders any of the other provisions set forth in the agreements under which such Subordinated Debt is outstanding or contained in the evidence of such Subordinated Debt.

ss.7.12 Environmental Liabilities. No Borrower will, nor will any Borrower permit any Subsidiary to, violate any requirement of any material law, rule or regulation regarding Hazardous Materials; and, without limiting the foregoing, no Borrower will, nor will any Borrower permit any Subsidiary or any other Person to dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned, leased or operated by any Borrower or any Subsidiary or in which any Borrower or any Subsidiary holds, directly or indirectly, any legal or beneficial interest or estate, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, except for liens being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on the books of Borrowers and Subsidiaries.

ss.7.13 Subsidiaries. Borrowers will not create any new Subsidiaries other than wholly-owned Subsidiaries created in connection with Permitted Investments under this Credit Agreement.

ss.7.14 Issuance of Shares. Borrowers shall not permit any of their wholly-owned Subsidiaries to issue or sell any shares of such Subsidiary's capital stock or other evidence of beneficial ownership to any Person other than Borrowers or minority interests (not in excess of 10% of the capital stock of such issuing or selling Borrower or Subsidiary in the aggregate) therein to executive officers of any Borrower.

ss.7.15 Subsidiary Distributions. No Borrower shall permit any of its wholly-owned Subsidiaries to enter into or become bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or liquidity) other than restrictions imposed by local law, restricting the right of any Subsidiary to make distributions or dividends to Borrowers.

ss.7.16 Material Adverse Change. Borrowers will not take nor fail to take any action that could reasonably be expected to result in a Material Adverse Change.

ss.7.17 No Negative Pledges. No Borrower shall covenant or agree with any Person other than the Lenders pursuant to this Credit Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement with respect to any property or asset now owned or hereafter acquired by such Borrower or any Subsidiary, other than property or assets in which any Borrower has granted a purchase money security interest to the extent permitted in ss.7.2.

ss.8. FINANCIAL COVENANTS. Borrowers covenant and agree that, so long as any Loan or Note is outstanding or the Lenders have any Available Revolving
Commitment, Borrowers and Subsidiaries shall maintain at all times, on a Consolidated basis, each of the following:

         (a) Adjusted Tangible Net Worth. Adjusted Tangible Net Worth on the Closing Date of at least $40,000,000, and thereafter, measured on a fiscal year-end basis, in an amount at least equal to the sum of (x) $40,000,000 plus
(y) fifty percent (50%) of the Net Income of Borrower and its Subsidiaries (if positive) for each fiscal year, commencing with the fiscal year in which the Closing Date occurs;

         (b) Maximum Leverage. A ratio of Indebtedness for borrowed money of Borrower and its Subsidiaries on a Consolidated basis to Capitalization of Borrower and its Subsidiaries on a Consolidated basis of less than or equal to one to two (1.0:2.0), measured on a fiscal quarter-end basis;

         (c) Debt Coverage. A ratio of Senior Debt of Borrowers and Subsidiaries to EBITDA of Borrowers and Subsidiaries not to exceed two and one half to one (2.5:1.0), with each such ratio measured on a fiscal quarter-end basis and with EBITDA of Borrowers and their Subsidiaries based on the period of four (4) consecutive fiscal quarters ending on such fiscal quarter-end;

         (d) Cash Flow Coverage. A ratio of (i) EBITDA of Borrowers and Subsidiaries less Capital Expenditures of Borrowers and Subsidiaries not funded by Indebtedness for borrowed money less taxes on income and profits paid in cash by Borrowers and Subsidiaries to (ii) required interest and principal payments made by and on all Indebtedness for borrowed money of at least (w) for the four fiscal quarters ending December 26, 1999, 1.25:1.0 (taking into account the actual Cash Flow of UroQuest's Bivona Corporation subsidiary for such period, including Cash Flow of UroQuest's Bivona Subsidiary for portions of this period prior to the UroQuest Transaction), (x) for the four fiscal quarters ending March 26, 2000, 1.3:1.0 (taking into account the actual Cash Flow of UroQuest's Bivona Corporation subsidiary for such period, including Cash Flow of UroQuest's Bivona Subsidiary for portions of this period prior to the UroQuest Transaction), (y) for the four fiscal quarters ending June 30, 2000, 1.3:1.0 (taking into account the actual Cash Flow of UroQuest's Bivona Corporation subsidiary for such period, including Cash Flow of UroQuest's Bivona Subsidiary for portions of this period prior to the UroQuest Transaction), and (z) for each fiscal quarter ending after September 24, 2000, 1.3:1.0 one and three tenths to one, with each such ratio measured on a fiscal quarter-end basis and based on the period of four (4) consecutive fiscal quarters ending on such fiscal quarter-end.

ss.9. DEFAULTS; REMEDIES.

ss.9.1 Events of Default; Acceleration. If any of the following events (each an "Event of Default") shall occur:

         (a) Borrowers shall default in the payment of principal of or interest on any Note or any other fee due hereunder, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise and such default continues uncured for five (5) calendar days; or

         (b) Borrowers shall default in the performance of or compliance with any term contained in ss.6.2(h), ss.6.3, ss.6.9, ss.6.10 and ss.7.1 through and including ss.7.17, and ss.8; or

         (c) Borrowers shall default in the performance of or compliance with any term, conditions covenant or agreement (other than those listed in ss.9.1(b))to be performed or observed by it under this Credit Agreement or under any other Loan Document, and such default shall continue uncured for ten (10) business days from its occurrence; or

         (d) Any representation or warranty made by Borrowers herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made or when deemed to have been made; or

         (e) Any Borrower or any Subsidiary shall default in (i) the payment of any Indebtedness in respect of borrowed money (other than the Loans), any Capitalized Lease or the deferred purchase price of any property and such default (A) shall continue after giving effect to any applicable grace periods and (B) shall be in respect of any aggregate amount of principal (whether or not due) and accrued interest exceeding $500,000; or (ii) the performance or compliance with any term of any agreement or instrument relating to Indebtedness in an aggregate amount of principal (whether or not due) and accrued interest exceeding $500,000 and such default (A) shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and (B) shall permit the acceleration of such Indebtedness prior to its stated maturity; or

         (f) Any Borrower or any Subsidiary shall discontinue a primary line of business or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment or taking possession by a trustee, receiver or liquidator (or other similar official) of such Borrower or such Subsidiary or any substantial part of the property of any Borrower or of any Subsidiary, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if any Borrower or any Subsidiary shall take any action to dissolve or liquidate such Borrower or such Subsidiary; or

         (g) If, within sixty (60) days after the commencement against any Borrower or any Subsidiary of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of such Borrower or such Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within sixty (60) days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of any Borrower or any Subsidiary or any substantial part of the property of such Borrower or such Subsidiary, such appointment shall not have been vacated; or

         (h) A final judgment which, with other outstanding final judgments against such Borrower and its Subsidiaries, exceeds an aggregate of $500,000 shall be rendered against any Borrower or any Subsidiary and if, within thirty
(30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of any Borrower or any Subsidiary shall have been seized in satisfaction thereof, or

         (i) Any of the Borrowers or any Subsidiary loses, fails to keep in force, suffers the termination or revocation of or terminates, forfeits or suffers an amendment to any License which would have a material adverse effect on the ongoing operations of such Borrower or Subsidiary; or

         (j)      There shall have occurred a Change in Control; or

         (k) If with respect to any Employee Benefit Plans or Multiemployer Plans, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of any Borrower:
(i) the violation of any of the provisions of ERISA; (ii) the loss by such a plan intended to be a Qualified Plan of its qualification under Section 401 (a) of the Code; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any such plan or applicable law, any Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate such a plan under Section 4041 or 4041 A of ERISA; (vi) a complete or partial withdrawal of any Borrower or any ERISA Affiliate of a tax under Section 4980B of the Code; then, and in any such event, and at any time thereafter, if any Event of Default (other than an event described in ss.9(f) or ss.9(g) hereof) shall then be continuing, the Required Lenders may direct the Agent to, by written notice to Borrower, (i) declare the principal of and accrued interest in respect of the Notes to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Notes, and all other amounts then due hereunder, shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers, and/or (ii) terminate the Revolving Loan Commitment, whereupon the Revolving Loan Commitment of the Lenders (and the Commitment of each individual Lender) to make Loans hereunder shall forthwith terminate without any other notice of any kind; and with respect to any event described in ss.9(f) or ss.9(g) above, the Commitments shall automatically terminate and the principal of the Notes then outstanding, together with accrued interest thereon and all other amounts then due hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ss.9.2 Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on any Note, or in the payment of any fee due hereunder, Borrowers will pay to the Lenders such further amount as shall be sufficient to cover the cost and expense of collection, including the Lenders' attorneys' fees, expenses and disbursements. In addition, with respect to any payment of principal or interest shall remain due and unpaid for more than fifteen (15) days after its due date, the Borrowers shall pay to the Agent for the ratable account of the Lenders a late charge in the amount of five (5%) of such payment in addition to any other amounts due under the Loan Documents. No course of dealing and no delay on the part of the Lenders in exercising any right shall operate as a waiver thereof or otherwise prejudice the Lenders' rights. No right conferred hereby or by any other Loan Document upon the Lenders shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

ss.10. CLOSING CONDITIONS. The obligations of the Lenders to make the initial Loans shall be subject to the satisfaction of the following conditions precedent:

ss.10.1. Loan Documents, etc. Each of the Loan Documents shall have been duly executed and delivered by Borrowers shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Lenders. The Agent shall have received a fully executed original of each such Loan Document and each Lender shall have received a true copy of each Loan Document as signed, and an original signed copy of each of the Notes in favor of such Lender.

ss.10.2. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by Borrowers of this Credit Agreement and the other Loan Documents shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Lenders shall have been provided to the Lenders.

ss.10.3. Incumbency Certificate. The Lenders shall have received from each Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized in the name and on behalf of Borrower, (a) to sign each of the Loan Documents; and (b) to give notices and to take other action under the Loan Documents.

ss.10.4. Opinions of Counsel. The Lenders shall have received a favorable opinion addressed to the Lenders, dated as of the Closing Date, in the form of Exhibit E attached hereto, from Bingham Dana LLP as counsel for Chemfab and from local counsel for the other Borrowers.

ss.10.5. Payment of Fees. The Borrowers shall have paid to the Agent (i) the fees and expenses of the Agent's counsel in connection with the documentation of the transactions described in this Credit Agreement, (ii) all fees then due and payable pursuant to ss.2.2(b) and 2.2(c) and elsewhere under this Credit Agreement, and (iii) all fees and other amounts due pursuant to any fee letter among the Borrowers and the Agent.

ss.10.6. UroQuest Transaction. Before the Lenders shall have any obligation to fund the Term Loan, the Borrower, either directly or through a Subsidiary, shall have completed the UroQuest Transaction and shall, either directly or through a Subsidiary, have succeeded to all of the properties and business of UroQuest. The Per Share Consideration for the UroQuest Transaction shall have been paid or fully reserved by the Borrowers or Subsidiaries and all other conditions to the consummation of the UroQuest Transaction contained in such transaction documents or otherwise, shall have been fully satisfied, or waived (subject to approval by the Lenders).

ss.10.7. No Material Adverse Change. No Material Adverse Change shall have occurred between the date of the Borrowers' fiscal financial statements as of June 30, 1999 and the Closing Date.

ss.10.8. Payoff Letter. The Lenders shall have received a copy of a payoff letter from the Borrower's existing lender in form satisfactory to the Agent.

ss.11. CONDITIONS TO ALL LOANS. The obligations of the Lenders to make any Loan whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

ss.11.1. Accuracy of Representations; No Event of Default. After giving effect to the Loans proposed to be made on such Drawdown Date, (i) all representations and warranties of Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true and correct as of the date as of which they were made and shall also be true and correct at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents, or to the extent that such representations and warranties relate expressly to an earlier date) and (ii) no Event of Default or other event which, with the giving of notice or passage of time, would constitute an Event of Default shall have occurred and be continuing. On or before the date of the Loans, the Agent, on behalf of the Lenders, shall have received a certificate of signed by the chief financial officer or treasurer of Borrower to such effect.

ss. 11.2. Loan Request. The Agent shall have received a Loan Request in the form required by ss.2.7.

ss. 11.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

ss. 11.4. Due Diligence Complete. Before the Lenders have any obligation to make any Loan to any particular Borrower, such Borrower shall have provided to the Agent copies of its constituent organizational documents, evidence of its continued legal existence, evidence of its compliance with the representations, warranties and covenants contained in this Credit Agreement, opinions of its respective counsel as to the due authorization, execution and delivery and enforceability of the Loan Documents with respect to such Borrower, and such other information as the Agent may reasonably require of such Borrower.

ss. 12.  THE AGENT.

ss.12.1. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under each of the Loan Documents specifically delegated to the Agent by the terms of this Credit Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in ss. 12.5 and the first sentence of ss. 12.6 shall include reference to its Affiliates and the respective officers, directors, employees and agents of the Agent and its Affiliates): (a) shall have no duties or responsibilities except those expressly set forth in this Credit Agreement to be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Credit Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Credit Agreement, or for the value, validity, effectiveness, genuineness, enforce ability, perfection or sufficiency of this Credit Agreement, any Note or any other document referred to or provided for herein or for any failure by Borrowers or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by or consented to by the Required Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Subject to the foregoing, the Agent shall, on behalf of the Lenders, exercise any and all rights, powers and remedies of the Lenders under this Credit Agreement and any other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of ss.25.

ss.12.2. Reliance by Agent. The Agent shall be entitled to rely upon any certifications, notices or communications (including any communications by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Credit Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with the instructions of the Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

ss. 12.3. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the nonpayment of principal of or interest on the Notes) unless the Agent has received written notice from Borrowers or any other Lender specifying such Event of Default. In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give a notice thereof to the Lenders (and shall give each Lender prompt notice of each such nonpayment). The Agent shall (subject to the provisions of ss.25 and ss.12.7) take such action with respect to such Event of Default as shall be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of the Required Lenders.

ss.  12.4.  Rights as a Lender.  With  respect  to its  Percentage  of the Total
Commitment and the Loans made by it, BBH&CO, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Except as otherwise provided in this Credit Agreement, the Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrowers or Subsidiaries, as if the Agent were not acting as the agent hereunder, and the Agent may accept fees and other consideration from any of such Persons for services as the Agent or otherwise without having to account for the same to the Lenders.

ss. 12.5. Indemnification. The Lenders agree to indemnify the Agent ratably in accordance with the aggregate principal amount of the Notes held by the Lenders (or, if no such principal is at the time outstanding, ratably in accordance with their respective Percentages), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or against the Agent, in its capacity as Agent, in any way relating to or arising out of this Credit Agreement or any of the other Loan Documents or referred to herein or the transactions contemplated by or referred to herein or therein (including the costs and expenses which Borrowers are obligated to pay but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms of this Credit Agreement or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

ss. 12.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and its own decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Credit Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Credit Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of Borrowers which may come into the possession of the Agent or any of its Affiliates. Notwithstanding the foregoing, the Agent will use its best efforts to provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

ss. 12.7. Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

ss. 12.8. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall appoint a successor Agent which shall be reasonably satisfactory to Borrower, provided that no approval of the Borrower shall be required during the continuance of an Event of Default or of an event which with the passage of time or giving of notice or both would be an Event of Default. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender which has a combined capital and surplus of at least $50,000,000 and which shall be reasonably satisfactory to Borrower, provided that no approval of the Borrower shall be required during the continuance of an Event of Default or of an event which with the passage of time or giving of notice or both would be an Event of Default. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties if the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the retiring Agent's resignation hereunder as Agent, the provisions of this ss.12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

ss. 12.9. Cooperation of Lenders. Each Lender shall (a) endeavor to and shall not be liable for any failure to promptly notify the other Lenders and the Agent of any Events of Default known to such Lender under this Credit Agreement and not reasonably believed to have been previously disclosed to the other Lenders; and (b) provide the other Lenders and the Agent with such information and documentation as such other Lender or the Agent shall reasonably request in the performance of their respective duties hereunder, including all information relative to the outstanding balance of principal, interest and other sums owed to such Lender.

ss. 12.10. Amendment of ss.12. Borrowers hereby agree that the provisions of this ss. 12 (other than ss.12.8 and ss.12.1 1) generally constitute an agreement among the Agent and the Lenders and that any and all of the provisions of this ss.12 (other than ss.12.8 and ss.12.11) may be amended at any time by the Lenders without the consent or approval of, or notice to, Borrower (other than the requirement of notice to Borrower of the resignation of the Agent and other than any provision in addition to ss.12.8 and ss.12.11 to the extent that it directly affects Borrowers).

ss. 12.11. Reliance. As to any consent that is granted or any other action that is taken by the Agent hereunder or under the Loan Documents, Borrowers shall be entitled to rely upon any of the foregoing which is granted, delivered or taken by the Agent (except to the extent that this Credit Agreement requires the approval or direction of the Required Lenders or all of the Lenders) and the Lenders shall be bound hereby, without the necessity of inquiring or confirming the Agent's authority.

ss. 13. SETOFF, ETC. Regardless of the adequacy of any Collateral, (i) during the continuance of any Event of Default, (ii) upon the occurrence of any event which with the passage of time or giving of notice or both would be an Event of Default or (iii) upon notice of issue of any legal process by which process any Borrower's assets in the possession of any Lender may be trusteed, attached or levied upon, the Borrowers grant the Lenders a continuing security interest in and the right to set off against any deposits or other sums credited by or due from any Lender to any Borrower and any securities or other property of Borrowers in the possession of any Lender, the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Lenders. The Lenders agree among themselves that, with respect to all sums received by the Lenders applicable to the payment of principal of or interest on the Notes or other amounts due under the Loan Documents, equitable adjustment will be made among the Lenders so that, in effect, all such sums shall be shared ratably by each of the Lenders whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-claim or by the enforcement of any or all of the Notes. If any Lender receives any payment on its Notes of a sum or sums in excess of its pro rata portion, then such Lender receiving such excess payment shall purchase for cash from the other Lenders an interest in their Notes in such amounts as shall result in a ratable participation by each of the Lenders in the aggregate unpaid amounts of the Notes then outstanding; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

ss. 14. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrowers jointly and severally agree to pay (a) the reasonable direct, out-of-pocket costs of reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lenders (other than taxes based upon the Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (Borrowers hereby agreeing to indemnify the Lenders with respect thereto), (c) the fees, expenses and disbursements of the Agent's counsel incurred in connection with the preparation of the Loan Documents and other instruments mentioned herein and the reasonable fees, expenses and disbursements of the Agent's counsel and any local counsel to the Lenders in connection, with any amendments, modifications, approvals, consents, waivers or Replacement Lenders hereto or hereunder and (d) all reasonable out-of-pocket expenses (including attorneys fees and costs for external counsel to the Lenders and the allocated costs and disbursements of internal counsel of the Lenders) incurred by the Lenders in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against Borrower or the administration thereof after the occurrence of an Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default, (ii) any replacement of a Lender pursuant to ss.17.4 and (iii) any litigation, proceeding or dispute arising hereunder.

ss. 15. INDEMNIFICATION.

ss. 15.1. General Indemnification. Borrowers agree to indemnify and hold harmless each Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby, including (a) any actual or proposed use by any Borrower of the proceeds of any of the Loans, (b) Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to Borrowers and their properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including the reasonable fees and disbursements of counsel for the Agent, incurred in connection with any such investigation, litigation or other proceeding; provided, however, that Borrowers shall not have any obligation to indemnify the Agent or the Lenders for any liabilities, losses, damages or other expenses to the extent such liabilities, losses, damages or other expenses result directly from the Agent's or any Lender's gross negligence, fraud or willful misconduct, as finally determined (after expiration of all appeals) by a court of competent jurisdiction. If, and to the extent that the obligations of Borrowers under this ss.15 are unenforceable for any reason, Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

ss. 15.2. Foreign Currency Indemnification. Borrowers waive, to the extent they may lawfully do so, any right they may have in any jurisdiction to pay any Loans in a currency other than the currency in which such Loan is expressed to be payable under the Loan Documents (the "Agreed Currency"). If a judgment or order is rendered by a court or other tribunal of competent jurisdiction for the payment of amounts owing to the Lenders under the Loan Documents and such order or judgment is expressed in a currency other than the currency agreed to be paid under the Loan Documents, or in the event that any payment is made in any currency other than the Agreed Currency, the Borrowers shall, to the extent permitted by applicable law, indemnify and hold the Lenders harmless against any deficiency arising from or resulting from any variation in rates of exchange between (i) the rate at which any amount expressed in the Agreed Currency is converted for purposes of such judgment, order or payment into an equivalent amount of the payment currency, and (ii) the rate at which at the time of payment of such amount pursuant to any Loan Document such Agreed Currency could be purchased by the Agent with the payment currency in the spot market in the place where such payment was to have been made.

ss.16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of Borrowers pursuant hereto shall be deemed to have been relied upon by each Lender, notwithstanding any investigation heretofore or hereafter made by and shall survive the making by the Lenders of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Loans. All statements contained in any certificate or other paper delivered to the Lenders at any time by or on behalf of Borrowers pursuant hereto shall constitute representations and warranties as of the date thereof by Borrowers hereunder.

ss.17.  ASSIGNMENT AND PARTICIPATION.

ss.17.1. Assignment by the Lenders. No Lender shall assign or transfer any of its rights or obligations under any of the Loan Documents (i) without the prior written consent of Borrower and the Agent (which shall not be unreasonably withheld, conditioned or delayed), and (ii) in amounts of less than $5,000,000 unless such Lender assigns its entire remaining interest under the Loan Documents; provided, however, that any Lender may, at any time and from time to time, sell, transfer, assign or otherwise grant an interest in any Loan to a Subsidiary or any Affiliate of such Lender or to a Federal Reserve Bank of the United States; and provided, further, that upon the occurrence and during the continuance of an Event of Default, no consent of Borrowers shall be required to any assignment, and provided further that on occurrence and during the continuance of an Event of Default described in ss.9(f) or ss.9(g) the consent of the Agent shall not be required to any assignment. No assignment of any Lender's interest in the Loans or Loan Documents shall be effective until the execution and delivery by the assignee of a counterpart signature page to this Credit Agreement. The Borrowers shall execute and deliver any Notes and other documents, instruments and agreements required by the assignee Lender and the Agent to effectuate such assignment. The assigning Lender shall pay to the Agent an administrative fee in the amount of $2,000 at the time of such assignment, in connection with and as a condition to the effectiveness of any such assignment.

ss.17.2. Assignment by Borrowers. Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of the Lenders.

ss.17.3 Participations by the Lenders. Any Lender may, without the consent of Borrowers, the Agent or any other Lender, sell participating interests to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (iv) such participation shall be in an amount of not less than $1,000,000. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement. Borrowers agree that each Participant shall be entitled to the benefits of ss. 4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to ss.17.1.

ss.17.4 Replacement of Lender. In the event that any Lender (other than the Agent in its capacity as a Lender) or, to the extent applicable, any Participant (the "Affected Lender") fails to perform its obligations to fund any portion of any Loan on or after the Closing Date when required to do so by the terms of this Credit Agreement, or fails to provide its portion of any LIBOR Loan or EURIBOR Loan pursuant to ss.2 or on account of any legal requirement as contemplated by ss.4.4, then, so long as no Event of Default exists, Borrowers shall have the right to seek, at their own cost and expense, a replacement lender which is reasonably satisfactory to the Agent and the Required Lenders (the "Replacement Lender"). The Replacement Lender shall purchase not less than all of the interests of the Affected Lender in the Loans and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Loan Documents upon execution by the Replacement Lender of an assignment agreement in form and substance reasonably satisfactory to the Replacement Lender and Affected Lender, and the tender by the Replacement Lender to the Affected Lender of a purchase price agreed between the Replacement Lender and the Affected Lender. Such assignment by any Affected Lender who has performed its obligations hereunder shall be deemed an early termination of any Loans to the extent of such Affected Lender's portion thereof, and the Borrowers will pay to such Affected Lender any resulting amounts due under ss.4.8 other than Breakage Costs engendered solely by the assignment by the Affected Lender. Upon consummation of such assignment, (i) the Replacement Lender shall become party to this Credit Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Credit Agreement and the other Loan Documents with a Percentage equal to the Percentage of the Affected Lender,
(ii) the Affected Lender shall be released from its obligations hereunder and under the other Loan Documents and (iii) no further consent or action by any party shall be required. Borrower shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Loan Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this ss. 17.4, the Borrowers shall continue to pay to the Affected Lender any Obligations as they become due and payable.

ss. 18. FOREIGN LENDER. If any Lender is not incorporated or organized under the laws of the United States of America or a state thereof, such Lender shall deliver to and the Agent at the following:

         (a) Two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes; provided, however, that if such Lender is not a "bank" within the meaning of Section 881 (c)(3)(A) of the Code and cannot deliver Form 1001or 4224, such Lender shall deliver to and the Agent a certificate to such effect; and

         (b) A duly completed Internal Revenue Service Form W-8 or W-9 or successor form, as the case may be, to establish an exemption from United States backup withholding tax.

        Each such Lender that delivers to and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to this ss.18 further undertakes to deliver to and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to and the Agent. Such Forms 1001 or 4224 shall certify that such Lender is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes. The foregoing documents need not be delivered in the event any change in treaty, law or regulation or official interpretation thereof has occurred which renders all such forms inapplicable or which would prevent such Lender from delivering any such form with respect to it, or such Lender advises that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Until such time as and the Agent have received such forms indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower shall withhold taxes from such payments at the applicable statutory rate without regard to ss.4.1(b).

ss. 19. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight or, or sent by telescope, and confirmed by delivery via courier or registered or certified first class mail, postage prepaid, addressed as follows:

      (a) if to Borrower, at 701 Daniel Webster Highway, P.O. Box 1137, Merrimack, New Hampshire 03054-1137, Attention: Moosa E. Moosa, or at such other address for notice as Borrower shall last have furnished in writing to the Person giving the notice;

                with a copy to:     John R. Utzschneider, Esq.
                                    Bingham Dana, LLP
                                    150 Federal Street
                                    Boston, Massachusetts 02110
                                   (617) 951-8000/Telecopy No. (617) 951-8736

     (b) if to the Agent in its capacity as Agent or as Lender, at 40 Water Street, Boston, Massachusetts 02109, Attention: J. Edward Hall, Manager (Telecopy No.617 772-1138 ) or such other address for notice as shall last have furnished in writing to the Person giving the notice;

                with a copy to:     John L. Hackett, Jr.
                                    Bartlett Hackett Feinberg, P.C.
                                    10 High Street
                                    Boston, Massachusetts 02110
                                    (617) 422-0200/ Telecopy No. (617) 422-0383

        (c) if to any Lender, at such Lender's address as shown in Schedule 19 hereto, with a copy to any Person designated in such Schedule 19;

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile (so long as a confirmation receipt is received) to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

ss.20. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO .CONFLICTS OR CHOICE OF LAW). BORROWERS, THE AGENT AND THE LENDERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT ITS ADDRESS SPECIFIED IN ss.19. BORROWERS, THE AGENT AND THE LENDERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

ss.21. HEADINGS,. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

ss.22. COUNTERPARTS. This Credit Agreement and any amendment hereof may be, executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. The counterpart signature pages signed by each Lender hereto are expressly agreed and acknowledged to be integrated parts of this Credit Agreement.

ss.23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and thereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.25.

ss.24. WAIVER OF JURY TRIAL. BORROWERS HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE ) OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW. BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWERS (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT EACH OF THE AGENT AND THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT EACH OF THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

ss.25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Lenders or the Agent may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Borrowers of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment or waiver shall, without the prior written consent of the Agent and all of the Lenders: (a) extend the Maturity Date of, reduce the principal amount of, reduce the rate or extend the time of payment of interest on, reduce the amount or extend the time of payment of any principal or interest of, or discharge or release the Borrowers from any payment obligation with respect to, any Note (including any extensions of the Maturity Date pursuant to ss.2.4, except as provided in ss.17.4(b)); (b) change or waive the Total Commitment, Term Loan Commitment or Revolving Loan Commitment (other than reductions in the Revolving Loan Commitments pursuant to ss.2.3) or Percentage; (c) amend or waive this ss.25 or amend or waive the definition of Required Lenders; (d) change or waive the amount or payment terms of fees due hereunder; or (e) amend or waive any of ss.9.1(f) or (g) or ss.11. No waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lenders in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrowers shall entitle Borrowers to other or further notice or demand in similar other circumstances.

ss.26. CONFIDENTIALITY. No Lender will make any disclosure of confidential information furnished to it Borrower or any of its Subsidiaries unless such information shall have become public, except:

         (a) in connection with operations under or the enforcement of or the protection of a Lender's interest in this Credit Agreement or any other Loan Document to Persons who have a reasonable need to be furnished such information;

         (b) pursuant to any law, rule or statutory or regulatory requirement or any court order, subpoena or other legal process;

         (c) to any parent or corporate Affiliate of such Lender or to any Participant, proposed Participant, assignee, proposed assignee, Replacement Lender or proposed Replacement Lender; provided, however, that any such Person shall agree to comply with the restrictions set forth in this ss.26 with respect to such information;

         (d) to its directors, officers, employees, agents, independent counsel, auditors and other professional advisors and consultants with an instruction to such Person to keep such information confidential;

         (e) to any other Lender and to the Agent and any successor Agent or prospective successor Agent; and

         (f) with the  prior  written  consent  of the  Borrower,  to any  other
Person.

ss.27. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

ss.28. NATURE OF LENDER'S OBLIGATIONS. The Lenders' obligations to make their respective Loans are several and not joint or joint and several. Any Lender which is not in default in the performance of its obligations may, in its discretion, assume the obligations of any other Lender which is in default.



                      SIGNATURES APPEAR ON FOLLOWING PAGES.

  WITNESS our hands and seals as of this 29th day of November, 1999.



WITNESS                               BORROWER:
                                      CHEMFAB CORPORATION


___________________________           By:   /S/ MOOSA E. MOOSA
                                            Moosa E. Moosa, duly authorized

                                      AGENT:
                                      BROWN BROTHERS HARRIMAN & CO.

                                      By:  /S/ J. EDWARD HALL
                                           J. Edward Hall, duly authorized

Lender Counterpart Signature Page to Revolving Credit Agreement among Chemfab Corporation, as Borrower,
Brown Brothers Harriman & Co., as Agent
and the Lenders

                                        LENDER
                                        FLEET BANK NH

                                        By: /S/ ANDRE P. PELLETIER
                                            Andre P. Pelletier, duly authorized

Lender Counterpart Signature Page to Revolving Credit Agreement among Chemfab Corporation, as Borrower,
Brown Brothers Harriman & Co., as Agent
and the Lenders

                                         LENDER
                                         CITIZENS BANK NEW HAMPSHIRE

                                         By: /S/ MARC J. LUBELCZYK
                                             Marc J. Lubelczyk, duly authorized

Lender Counterpart Signature Page to Revolving Credit Agreement among Chemfab Corporation, as Borrower,
Brown Brothers Harriman & Co., as Agent
and the Lenders

                                          LENDER
                                          BANK OF NEW HAMPSHIRE

                                          By: /S/JON R. SUNDSTROM
                                              Jon R. Sundstrom, duly authorized

Borrower Counterpart Signature Page to Revolving Credit Agreement among Chemfab Corporation, as Borrower,
Brown Brothers Harriman & Co., as Agent
and the Lenders




WITNESS                                     BORROWER
                                            CHEMFAB EUROPE

_______________________                     By: /S/ MOOSA E. MOOSA
                                                Moosa E. Moosa, duly authorized

Borrower Counterpart Signature Page to Revolving Credit Agreement among Chemfab Corporation, as Borrower,
Brown Brothers Harriman & Co., as Agent
and the Lenders




WITNESS                                     BORROWER
                                            CHEMFAB GERMANY GmbH

_______________________                     By: MOOSA E. MOOSA
                                                Moosa E. Moosa, duly authorized

Borrower Counterpart Signature Page to Revolving Credit Agreement among Chemfab Corporation, as Borrower,
Brown Brothers Harriman & Co., as Agent
and the Lenders




WITNESS                                     BORROWER
                                            TYGAFLOR LTD.

_______________________                     By: MOOSA E. MOOSA
                                                Moosa E. Moosa, duly authorized